As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-214484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

xG Technology, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	20-5856795
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

George Schmitt
xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Company Corporation
2711 Centerville Road
Wilmington, DE 19808
(800) 474-8135

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications, including communications sent to agent for service, should be sent to:

David E. Danovitch, Esq.

Avraham S. Adler, Esq.
Robinson Brog Leinwand Greene
Genovese & Gluck P.C.
875 Third Avenue — 9 th Floor
New York, New York 10022
(212) 603-6300

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 8, 2016

1,666,672 Shares of

Common Stock

This prospectus relates to the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 1,666,672 shares of our common stock, $0.00001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to the conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Shares”) issued in connection with our acquisition of certain assets and liabilities relating to the business of Integrated Microwave Technologies, LLC (“IMT”) pursuant to an Asset Purchase Modification Agreement, dated April 12, 2016 (the “Asset Purchase Modification Agreement”), between us and IMT (See “Issuance of Series D Shares”).

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholder.

The selling stockholder identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock.  The selling stockholder will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “XGTI.” On December 2, 2016, the last reported sale price of our Common Stock as reported on the NASDAQ was $0.34 per share.

On June 20, 2016, we effected a 1-for-12 reverse stock split of our outstanding common stock. All share and per share information included in this prospectus has been retroactively adjusted to account for such reverse stock split.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 9 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholder have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless stated otherwise or the context otherwise requires, references in this prospectus to the “Company,” “xG,” “xG Technology,” “we,” “us” or “our” refer to xG Technology, Inc.

The xG logo is a trademark of xG Technology, Inc. All other trademarks and service marks appearing in this prospectus are the property of their respective holders.

On June 20, 2016, the Company effected a one-for-twelve reverse stock split. Upon effectiveness of the reverse stock split, every 12 shares of outstanding common stock decreased to one share of common stock. The reverse split was retroactively applied to all shares and per share information for all periods presented throughout this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus and the documents incorporated by reference herein carefully before making an investment decision.

Our Company

The overarching strategy of xG Technology, Inc. is to design, develop and deliver advanced wireless communications solutions across its business units that provide customers in our target markets with enhanced levels of reliability, mobility, performance and efficiency in their business operations and missions.

xG Technology is comprised of two business units: our xMax® unit, which provides product and service solutions marketed under the xMax® brand name, and Integrated Microwave Technology (“IMT”) our wholly-owned subsidiary, which provides product and service solutions marketed under the brand names Nucomm, RF Central and IMT. Nucomm is a premium brand of digital broadcast microwave video systems. RF Central is a well-established brand of compact microwave video equipment for licensed and license-free sports and entertainment applications. The IMT products are focused on providing mission-critical wireless video solutions to state, local and federal police departments. While the brands of xMax® and IMT are managed as separate reporting units and operate independently, there is considerable brand interaction, owing to complementary market focus, compatible product and technology development roadmaps, and solution integration opportunities.

xMax®:

Our xMax® unit develops, manufactures and sells equipment that utilizes a broad portfolio of innovative intellectual property to enhance wireless communications. Our intellectual property is embedded in proprietary software algorithms that offer cognitive interference mitigation and spectrum access solutions for numerous applications using commercial off-the-shelf devices. The implementation of our cognitive radio intellectual property is called “xMax®”. The xMax® product and service suite includes access points, mobile switching centers, network management systems, deployment tools and proactive customer support. Customers within this market include telecommunication services, public safety, telemedicine as well as the U.S. Government and Department of Defense.

Given the proliferation of smartphones, in 2013, the Company introduced an improved product line that could handle both voice and data services. These products, the CN1100 Access Point (“CN1100”), the CN5100 Mobile Hotspot (“CN5100”), and the CN3100 Vehicle Modem (“CN3100”), are able to communicate with any Wi-Fi enabled commercial off-the-shelf device.

We believe that the wireless communications industry is facing a “spectrum crisis” because the demand for flexible, affordable voice and data access continues to increase rapidly while the amount of available spectrum remains relatively constant. We have developed frequency-agnostic cognitive radio solutions to address this increasing demand by eliminating the need to acquire scarce and expensive licensed radio spectrum, and thus ideally lowering the total cost of ownership for wireless broadband access. With fast-growing demand straining network capacity, our intellectual property is also designed to help wireless broadband network operators make more efficient use of their existing spectrum allocations.

We believe that the xMax® system is the only commercially available cognitive radio network system that includes our interference mitigation and spatial processing technologies. These proprietary technologies enable our xMax® system to increase capacity on already crowded airwaves by improving interference tolerance, thereby enabling the delivery of higher Quality of Service (“QoS”) than other technologies that would not be able to cope with the interference. We believe that the xMax® system will also, when operating on more than one radio channel, deliver dynamic spectrum access by using our patented self-organizing network techniques. Furthermore, the xMax® system can be used to provide additional capacity to licensed spectrum by identifying and utilizing unused bandwidth within the licensed spectrum. Although currently designed to operate within the 902 – 928 MHz unlicensed band of spectrum, our system is frequency agnostic.

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xMax® also serves as a mobile voice over internet protocol (“VoIP”) and broadband data system that utilizes an end-to-end Internet Protocol (“IP”) system architecture.

The xMax® system allows mobile operators to utilize free, unlicensed 902 – 928 MHz ISM band spectrum (which spectrum is available in all of the Americas except French Guiana) instead of purchasing scarce and expensive licensed spectrum. Our xMax® system will also enable enterprises to set up a mobile communications network in an expeditious and cost-effective manner.

IMT:

Our IMT unit, which provides product and service solutions marketed under the brand names Nucomm, RF Central and IMT, develops, manufactures and sells microwave communications equipment utilizing COFDM (Coded Orthogonal Frequency Division Multiplexing) technology. Its products are primarily used in the transmission of video to address three major market areas: Broadcasting, Sports and Entertainment, and Surveillance (Military and Government). COFDM is a transmission technique that combines encoding technology with OFDM (Orthogonal Frequency Division Multiplexing) modulation to provide the low latency and high image clarity required for real-time live broadcasting video transmissions. IMT has an established reputation of delivering complex bespoke engineering solutions managed to tight deadlines for the past 20 years and is considered a leader in ultra compact COFDM wireless technology. IMT’s experience with this technology has allowed it to develop integrated solutions that deliver reliable video footage captured from both aerial and ground-based sources to fixed and mobile receiver locations.

The Broadcasting market consists of electronic news gathering, wireless camera systems, portable microwave, and fixed point to point systems. Customers within this market are blue-chip tier-1 major network TV stations that include over-the-air broadcasters, and cable and satellite news providers. For this market, IMT designs, develops and markets solutions for use in news helicopters, ground-based news vehicles, camera operations, central receive sites, remote onsite and studio newscasts and live television events.

The Sports and Entertainment market consists of key segments that include Sports Production, Sports Venue Entertainment systems, movie director video assist, and the non-professional user segment. Customers within this market are major professional sports teams, movie production companies, live video production service providers, system integrators and a growing segment of drone and unmanned ground vehicle providers. Among the key solutions IMT provides to this market are wireless camera systems and mobile radios.

The Government/Surveillance market consists of key segments that include state and local law enforcement agencies, Federal “3-letter” agencies and military system integrators. Customers within this market include recognizable state police forces, sheriff’s departments, fire departments, first responders, the Department of Justice and the Department of Home Land Security. The key solutions IMT provides to this market are manned and unmanned aerial and ground systems, mobile and handheld receive systems and transmitters for concealed video surveillance.

Our Strategy

For xMax®, we have developed a broad portfolio of innovative intellectual property that we believe will enhance wireless communications. Leveraging elements of this intellectual property portfolio, we plan to introduce a range of spectrum agnostic, cognitive radio solutions for numerous industries and applications. We believe that sales of these products and services, together with our ability to leverage our patent portfolio, present us with an attractive revenue model. Our current strategy is to commercialize our intellectual property portfolio by developing and selling network products using our proprietary software algorithms to offer cognitive interference mitigation and spectrum access solutions. Our future strategies are for our intellectual property to be embedded by partners in a semiconductor chip that could be sold to third-party equipment manufacturers and inserted in their devices, and to license our intellectual property to other customers in industry verticals world-wide.

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For our IMT unit, the overarching strategy is to offer a comprehensive suite of services and product offerings in each of the markets it is active in. Leveraging IMT’s heritage as a leader in the broadcast industry that dates back to 1990, IMT’s key sector strategies are to expand the various markets for existing miniature wireless video products which include educational sectors, videographers, and video service providers, provide complete end-to-end solutions for the video surveillance market and introduce complete end-to-end IP technology into the Broadcast Market.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

These risks include, but are not limited to:

●	we have a history of operating losses and we may continue to realize net losses for at least the next 12 months;

●	we may not be able to continue as a going concern and may not be able to operate in the future;

●	we may not fully realize the anticipated benefits from our recent acquisition of the assets and liabilities of IMT;

●	our business depends upon our ability to generate sustained sales of our products and technology;

●	our business depends on our ability to continually develop and commercialize new products and technologies and penetrate new markets;

●	we need to obtain or maintain patents or other appropriate protection for the intellectual property utilized in our technologies;

●	our industry is highly competitive and we may not be able to compete with companies with larger resources than we have;

●	we may require additional capital to develop new products; and

●	new regulations or standards or changes in existing regulations or standards related to our products may result in unanticipated costs or liabilities.

Company Information

We were organized as a limited liability company under the laws of the State of Delaware on August 26, 2002 under the name JTS Acquisitions, LLC. On March 21, 2003, we changed our name to xG Technology, LLC. Pursuant to a certificate of conversion and a certificate of incorporation filed with the State of Delaware on November 8, 2006, xG Technology, LLC converted to a Delaware corporation under the name xG Technology, Inc. We run our operations through xG Technology, Inc., as well as through Integrated Microwave Technology, LLC, our wholly-owned subsidiary.

We are an “emerging growth company” as defined in the JOBS Act. We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

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Where You Can Find Us

Our executive offices are located at 240 S. Pineapple Avenue, Suite 701, Sarasota, FL 34236, and our telephone number is (941) 953-9035. Our website address is www.xgtechnology.com. Information contained on our website does not form part of the prospectus and is intended for informational purposes only.

The Offering

Common Stock Offered by the Selling Stockholders:	Up to 1,666,672 shares of Common Stock.

Common Stock Outstanding after this Offering (assuming conversion of all of the Series D Shares):	24,415,548 shares of Common Stock (based on 22,748,876 shares of common stock outstanding as of December 2, 2016).

Terms of the Offering:	The selling stockholder will determine when and how it sells the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. See “Use of Proceeds.”

NASDAQ Symbol:	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “XGTI”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

Recent Developments

Letter of Intent with Vislink PLC

On October 13, 2016, we signed a binding Letter of Intent (“LOI”) with Vislink PLC (“Vislink”), an England and Wales public limited company (the “Seller”), regarding the acquisition by us of certain assets and liabilities relating to the hardware segment of Vislink (“Vislink Communications Systems” or “VCS”) (the “Acquisition”). The purchase price of the Acquisition will be $16 million (the “Purchase Price”). We are required to raise at least one-third of the Purchase Price and place it in a restricted account to be used for closing of the Acquisition within twenty (20) days of the receipt of certain pro-forma financial information relating to VCS (the “Financing Condition”). The parties intend to negotiate and execute a definitive asset purchase and sale agreement for the Acquisition (the “Definitive Agreement”) in accordance with the terms of the LOI.

The Definitive Agreement will include customary closing conditions including necessary approvals for an asset purchase of this size and scope. We and the Seller have agreed not to initiate or enter into any discussion with any other prospective purchaser of the assets and/or liabilities, or of the stock or business of VCS prior to December 31, 2016. The LOI will terminate immediately if the Financing Condition is not met.

No assurance can be given that the parties will be able to negotiate and execute a mutually satisfactory Definitive Agreement, that the Financing Condition and the other conditions precedent to the consummation of the Acquisition will be satisfied or that the Acquisition will be consummated or as to the timing thereof.

Vislink Communications Systems

VCS specializes in the wireless capture, delivery and management of secure, high-quality, live video from the field to the point of usage. VCS designs and manufactures products encompassing microwave radio components, satellite communication, cellular and wireless camera systems, and associated amplifier items. VCS serves two core markets: broadcast & media and public safety & surveillance. In the broadcast & media market, VCS provides broadcast communication links for the collection of live news, sports and entertainment events. Customers in this market include national broadcasters, multi-channel broadcasters, network owners and station groups, sports and live broadcasters and hosted service providers. In the public safety and surveillance markets, VCS provides secure video communications and mission-critical solutions for law enforcement, defense and homeland security applications. Its public safety & surveillance customers include metropolitan, regional and national law enforcement agencies as well as domestic and international defense agencies and organizations.

The acquisition of VCS is expected to offer us the opportunity to realize synergies with our IMT business unit. There is currently limited overlap in product offerings, sales channels and market overlap between the two companies. For example, VCS has a substantial client base in international markets where we have had a limited presence. In addition, we have a product portfolio targeted to US federal law enforcement and high-end sports broadcasting customers who will now have access to additional solutions based on VCS’s product configurations. Finally, VCS has traditionally focused on licensed spectrum solutions where we have pioneered the use of non-licensed spectrum for many applications. Combining our shared spectrum and interference mitigation techniques with an expanded IMT/VCS product lineup will provide an opening into additional customer bases that currently do not have access to licensed spectrum.

July 2016 Financing

On July 20, 2016, we completed an underwritten public offering of 7,300,000 Units, each of which consists of one share of  our common stock, par value $0.00001 per share, and 1.25 of a warrant to purchase one share of our common stock at an exercise price of $0.685 per share.   On July 15, 2016, the underwriters exercised their over-allotment option to purchase warrants to purchase 1,368,750 shares of common stock.  We received approximately $4.44 million in net proceeds from the offering, including exercise of the over-allotment option, after deducting the underwriting discount and estimated offering expenses payable by us. Roth Capital Partners acted as sole book-running manager for the offering. Aegis Capital Corp. acted as co-lead manager for the offering.

May 2016 Financing

On May 16, 2016, we closed an offering of units in which we offered 1,166,668 Units, at a price of $0.84 per Unit, each of which consists of one share of our common stock, par value $0.00001 per share, and one warrant to purchase one share of our common stock at an exercise price of $1.3788 per share. We received approximately $980,000 in gross proceeds from the offering, before deducting underwriter fees and offering expenses payable by us. Roth Capital Partners acted as sole underwriter for the offering.

The Warrants will be exercisable beginning on November 16, 2016 at an exercise price of $1.3788 per share. The Warrants will expire on the fifth (5th ) anniversary of the initial date of issuance.

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Acquisition of Integrated Microwave Technologies, LLC

On January 29, 2016, we completed the acquisition of Integrated Microwave Technologies, LLC, a Delaware limited liability company (“IMT”) pursuant to an asset purchase agreement by and between us and IMT (the “Asset Purchase Agreement”). Pursuant to the terms of the Asset Purchase Agreement, we acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying Coded Orthogonal Frequency Division Multiplexing microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The Asset Purchase Agreement set the purchase price for the Transaction as $3,000,000, which was to be paid through: (i) a promissory note in the principal amount of $1,500,000, due March 31, 2016 (the “Initial Payment Note”); and (ii) a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note,” and together with the Initial Payment Note, the “Payment Notes”).

On March 3, 2016, our Board of Directors approved the issuance of up to $300,000 in shares of common stock to MB Technology Holdings, LLC (“MBTH”) as compensation for financial services in connection with the IMT acquisition. Such shares of common stock were to be issued to MBTH in an initial tranche in the amount of $150,000 on March 15, 2016, which shares of common stock have not yet been issued, and a second tranche to MBTH of up to $150,000 in shares of common stock if IMT achieves certain performance goals by December 31, 2016. On August 10, 2016, the disinterested members of the Board of Directors believing it is in the best interest of the Company, have resolved to pay the award in cash instead of shares. The Company accrued $150,000 in the due to related party balance owed to MBTH and has not been paid as of the date of this report. MBTH is an affiliate of Roger Branton, our Chief Financial Officer, George Schmitt, our Executive Chairman and Chief Executive Officer, and Richard Mooers, a member of our Board of Directors. Mr. Branton and Mr. Schmitt are directors of MBTH and Mr. Mooers is the Chief Executive Officer and a director of MBTH.

On April 12, 2016, we entered into an Asset Purchase Modification Agreement (the “Asset Purchase Modification Agreement”) with IMT, which terminated the Payment Notes, cancelling all principal due, or to become due thereunder and in their stead obligated us to: (i) upon execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT shares of the Company’s Series D Convertible Preferred Stock, par value $0.00001 per share, (the “Series D Preferred Stock”) having an aggregate value of cash proceeds (“Cash Proceeds”), upon conversion of such Series D Shares into shares of common stock underlying such Series D Shares, of not less than $2,500,000, plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the “Tranches”). If IMT does not realize Cash Proceeds of at least $2,500,000 by December 31, 2016, we will be required to either issue additional shares of common stock to IMT, or otherwise raise additional funds to cover the shortfall. Cash Proceeds is determined by the cash or cash equivalents received by IMT upon sale of the shares of common stock issued to IMT upon conversion of any Series D Shares, net of any transaction costs or expenses. Each time a new Tranche is issued, IMT shall be obligated to provide evidence of its current Cash Proceeds and the remaining amount of the $2,500,000 (plus interest) due. The first Tranche was due within ten days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches are due upon notice from IMT that IMT disposed of the Series D Shares of the prior Tranche.  We paid IMT $500,000 plus accrued interest on April 15, 2016. As of December 2, 2016, 5,750,000 shares of Series D Convertible Preferred Stock have been issued, of which 3,750,000 have been converted into 3,125,010 shares of common stock. Through the sale of such shares, IMT has reduced the principal by approximately $1,071,000, leaving a balance of approximately $1,429,000.

In connection with the Asset Purchase Modification Agreement, we agreed to register the shares underlying each Tranche on a registration statement on Form S-1 or Form S-3 within five (5) business days of the issuance of each Tranche. As of December 2, 2016, 3,125,010 shares of common stock underlying the Series D Shares have been registered. The registration statement of which this prospectus forms a part is registering 1,666,672 shares of common stock underlying the Series D Shares. We will not register the Series D Shares.

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RISK FACTORS

Our business faces many risks and an investment in our securities involves significant risks. Prospective investors are strongly encouraged to consider carefully the risks described below, as well as other information contained herein, before investing in our securities. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. If any of the events or circumstances described in this section occurs, our business, financial condition or results of operations could suffer. Prospective investors in our securities should consider the following risks before deciding whether to purchase our securities.

Risks Relating to our Securities

Our stockholders may experience significant dilution.

The issuance of material amounts of Common Stock by us might cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

In addition, pursuant to the Asset Purchase Modification Agreement, the Company is required to issue Series D Shares to IMT on an on-going basis until IMT realizes cash proceeds of at least $2,500,000. If by December 31, 2016, IMT does not realize cash proceeds of at least $2,500,000, the Company will be required to either issue additional shares of the Company’s common stock to IMT, or otherwise raise additional funds to cover the shortfall. Until IMT has been paid in full, there will be significant additional dilution to the Company, which cannot be quantified at this time, as the Company cannot predict with certainty the price of the Company’s shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for IMT to defease remaining principal owed. Currently, through the sale of previously issued shares, IMT has reduced the principal by approximately $1,071,000, leaving a balance of approximately $1,429,000.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including any shares of Common Stock issued upon conversion of the Series D Shares, could depress the market price of our Common Stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to further sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our Common Stock.

If this registration statement is not effective, the selling stockholder’s ability to sell the shares of Common Stock underlying the Series D Shares may be limited, which would have a material adverse effect on the liquidity of our Common Stock.

If we are not able to comply with the applicable continued listing requirements or standards of the NASDAQ Capital Market, NASDAQ could delist our common stock.

Our common stock is currently listed on the NASDAQ Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders' equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards.

On September 29, 2015, we received written notice from NASDAQ notifying us that we were not in compliance with the minimum bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) for continued listing on the NASDAQ, as the closing bid price for our common stock was below $1.00 per share for the last thirty (30) consecutive business days. In accordance with NASDAQ listing rules, we were afforded 180 calendar days, or until March 28, 2016, to regain compliance with NASDAQ Listing Rule 5550(a)(2). We were unable to regain compliance with the bid price requirement by March 28, 2016.

On March 29, 2016, we received written notice (the “Notice”) from NASDAQ that it had granted the Company an additional 180 calendar days, or until September 26, 2016, to regain compliance with the minimum bid price requirement of $1.00 per share for continued listing on NASDAQ, pursuant to NASDAQ Listing Rule 5810(c)(3)(A)(ii).

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The NASDAQ determination to grant the second compliance period was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive business days at any time during the second 180-day compliance period. On June 20, 2016, we effected a 1-for-12 reverse stock split of our outstanding common stock as a measure to regain compliance. On August 19, 2016, we filed a Definitive Proxy for a special shareholders meeting to be held on September 22, 2016, asking for the shareholders to grant the Board of Directors approval to execute another reverse stock split, if necessary. The meeting was adjourned to November 23, 2016 to allow additional time for the stockholders to vote on the proposal. On November 23, 2016, our shareholders granted a proposal to authorize the Board to amend our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock at a specific ratio within a range from one-for-three to one-for-twenty, at any time before May 15, 2017 with such range and timing to be left to the complete discretion of the Board.

On September 27, 2016, we received a determination letter (the “Letter”) from the staff of NASDAQ stating that we had not regained compliance with the NASDAQ minimum bid price of $1.00 requirement for continued listing set forth in NASDAQ Listing Rule 5550(a)(2) and unless we requested a hearing to appeal this determination our common stock will be delisted from The Nasdaq Capital Market. We requested a hearing before a Nasdaq Hearing Panel (the “Panel”), which hearing occurred on November 17, 2016. On November 21, 2016 the Panel granted the Company’s request for continued listing, subject to (i) providing updates to the Panel on the status of the Acquisition, (ii) implementing a reverse stock split prior to January 3, 2017, in a ratio sufficient to enable us to demonstrate compliance with the minimum bid requirement, and (iii) having evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days by January 17, 2017. In the event the Company is unable to comply with the above, its securities may be delisted from The Nasdaq Stock Market.

In the event that our common stock is delisted from the NASDAQ, and is not eligible for quotation on another market or exchange, trading of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheet or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

In the event that our common stock is delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

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Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

An active, liquid trading market for our common stock may not continue, which may cause our common stock to trade at a discount from the initial offering price and make it difficult for you to sell the common stock you purchase.

Our common stock is currently listed on the NASDAQ Capital Market. However, there can be no assurance that an active liquid trading market for our common stock will continue. If an active and liquid trading market does not continue, you may have difficulty selling any of our common stock that you purchase. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid, or at all.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	Variations in our revenues and operating expenses;

●	Actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	Market conditions in our industry, the industries of our customers and the economy as a whole;

●	Actual or expected changes in our growth rates or our competitors’ growth rates;

●	Developments in the financial markets and worldwide or regional economies;

●	Announcements of innovations or new products or services by us or our competitors;

●	Announcements by the government relating to regulations that govern our industry;

●	Sales of our common stock or other securities by us or in the open market; and

●	Changes in the market valuations of other comparable companies.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares of common stock might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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Exercise of options or warrants or conversion of convertible securities may have a dilutive effect on your percentage ownership and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.

The exercise or conversion of some or all of our outstanding options, warrants, or convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.

As of December 2, 2016, we have outstanding warrants to purchase up to 11,910,702 shares of our common stock at prices ranging from $0.685 to $4,200 per share.

Additionally, the issuance of up to 17,886 shares of common stock upon exercise of stock options outstanding under our stock incentive plans will further dilute our stockholders’ voting interests. To the extent options and/or warrants and/or conversion rights are exercised, additional shares of common stock will be issued, and such issuance will dilute stockholders.

As of December 2, 2016, 1,666,672 shares of our common stock may be issued upon conversion of 2,000,000 Series D Convertible Preferred Stock based on a conversion price of $1.20. Pursuant to the Asset Purchase Modification Agreement, the Company is required to issue Series D Shares to IMT on an on-going basis until IMT realizes cash proceeds of at least $2,500,000. If by December 31, 2016, IMT does not realize cash proceeds of at least $2,500,000, the Company will be required to either issue additional shares of the Company’s common stock to IMT, or otherwise raise additional funds to cover the shortfall. Until IMT has been paid in full, there will be significant additional dilution to the Company, which cannot be quantified at this time, as the Company cannot predict with certainty the price of the Company’s shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for IMT to defease remaining principal owed. Currently, through the sale of previously issued shares, IMT has reduced the principal by approximately $1,071,000, leaving a balance of approximately $1,429,000.

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In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock and you may lose all or part of your investment.

The market price of our shares of common stock is particularly volatile given our status as a relatively unknown company with a generally small and thinly traded public float and lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares of common stock are, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our shares of common stock could, for example, decline precipitously in the event that a large number of our shares of common stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares of common stock on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our shares of common stock, regardless of our operating performance.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our common stock.

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could delay or prevent a change in control of our Company. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

●	authorizing the Board of Directors to issue, without stockholder approval, preferred stock with rights senior to those of our common stock;
●	limiting the persons who may call special meetings of stockholders; and
●	requiring advance notification of stockholder nominations and proposals.

In addition, the provisions of Section 203 of the Delaware General Corporation Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our Board of Directors.

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These and other provisions in our amended and restated certificate of incorporation and our amended and restated bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay in the future for shares of our common stock and result in the market price of our common stock being lower than it would be without these provisions.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our shares of common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

Non-U.S. investors may have difficulty effecting service of process against us or enforcing judgments against us in courts of non-U.S. jurisdictions.

We are incorporated under the laws of the state of Delaware. All of our directors and officers reside in the United States. It may not be possible for non-U.S. investors to effect service of process within their own jurisdictions upon our company and our directors and officers. In addition, it may not be possible for non-U.S. investors to collect from our company and our directors and officers judgments obtained in courts in such non-U.S. jurisdictions predicated on non-U.S. legislation.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our share price and trading volume could decline.

The trading market for our shares of common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

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We acknowledge material weaknesses in the controls and procedures of our financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations, including timeliness, or result in material misstatements of our financial statements. If we continue to fail to remediate our material weaknesses or if we fail to implement effective controls and procedures for our financial reporting, our ability to accurately and timely report our financial results could be adversely affected, which likely would adversely affect the value of our common stock.

Our management has previously identified a material weakness regarding inadequate accounting resources to maintain adequate segregation of duties due to the need to hire accounting personnel with the requisite knowledge of U.S. GAAP. Additionally, management has not performed on effective risk assessment of, or monitored internal controls over, financial reporting. Due to these material weaknesses as well as the recent loss of accounting personnel through cost cutting measures and the need to deal with complex accounting transactions, we believe that our disclosure controls and internal controls over financial reporting are not yet effective.

A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our internal control systems to prevent error or fraud could materially adversely impact us, could lead to restatements of our financial statements and investors not being able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC, and could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation. Any such failure could also cause investors to lose confidence in our reported financial information or our ongoing ability to meet SEC filing deadlines, which likely would adversely affect the value of our common stock and severely limit or even eliminate the prospects for our success in obtaining new capital.

Risks Related to Our Business

We have a history of operating losses and we expect to continue to realize net losses for at least the next 12 months.

We have recorded a net loss in each reporting period since our inception. Our net loss for the year ended December 31, 2015, and the nine months ended September 30, 2016 was approximately $17,857,000 and $11,750,000, respectively. Our accumulated deficit at September 30, 2016 was approximately $200,147,000. We began our research and development activities in 2002, and we have had significant net losses and will likely continue to incur net losses until we can successfully commercialize our products and technology. Our independent registered public accounting firm has expressed substantial doubt concerning our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital, obtain other financing and/or close on our potential revenue producing opportunities. We expect to continue to have development costs as we develop the next generation of products. In addition, at this stage of our development we are subject to the following risks:

●	our results of operations may fluctuate significantly, which may adversely affect the value of an investment in our common stock;

●	we may be unable to develop and commercialize our products; and

●	it may be difficult to forecast accurately our key operating and performance metrics because of our limited operating history.

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We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our company.

We are an early stage entity and have incurred net losses since inception. Our ability to continue as a going concern is contingent upon, among other factors, our ability to raise additional cash from equity financings, secure debt financing, and/or generate revenue from the sales of our products. We cannot provide any assurance that we will be able to raise additional capital.  If we are unable to secure additional capital, we may be required to curtail our research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We may require additional capital in the future to develop new products. If we do not obtain any such additional financing, if required, our business prospects, financial condition and results of operations will be adversely affected.

We may require additional capital in the future to develop new products. We may not be able to secure adequate additional financing when needed on acceptable terms, or at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the public offering price in this offering or the market price of our common stock at the time of such issuance. If we cannot secure sufficient additional funding we may be forced to forego strategic opportunities or delay, scale back and eliminate future product development.

Defects or errors in our products and services or in products made by our suppliers could harm our brand and relations with our customers and expose us to liability. If we experience product recalls, we may incur significant expenses and experience decreased demand for our products.

Our products are inherently complex and may contain defects and errors that are only detectable when the products are in use. Because our products are used for both personal and business purposes, such defects or errors could have a serious impact on our end customers, which could damage our reputation, harm our customer relationships and expose us to liability. Defects or impurities in our components, materials or software, equipment failures or other difficulties could adversely affect our ability, and that of our customers, to ship products on a timely basis as well as customer or licensee demand for our products. Any such shipment delays or declines in demand could reduce our revenues and harm our ability to achieve or sustain desired levels of profitability. We and our customers may also experience component or software failures or defects that could require significant product recalls, rework and/or repairs that are not covered by warranty reserves.

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We may not fully realize anticipated benefits from our recent acquisitions.

On January 29, 2016, we completed the acquisition of certain assets and liabilities that constitute the business of IMT. Although we expect to realize strategic, operational and financial benefits as a result of the acquisition, we cannot predict whether and to what extent such benefits will be achieved, or that any operational or financial benefits will be achieved. The success of the acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of IMT and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and may result in unanticipated costs and operational challenges.

We may not consummate the Acquisition.

We have not yet entered into a Definitive Agreement to finalize closing conditions and terms for the Acquisition and we may never enter into such agreement. As such, if the Acquisition is delayed, terminated or consummated on terms different than those described herein, the price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Acquisition will be consummated on the terms described herein. Further, a failed transaction may result in negative publicity or negative impression of us in the investment community and may affect our relationships with our business partners.

Risks related to the assets to be acquired in the Acquisition, if consummated, may adversely affect our business, financial condition and results of operation.

Any acquisition, including the Acquisition, involves potential risks, including, among other things:

•	the validity of our assumptions about sales, revenues, operating expenses, and costs;
•	the assumption of unknown liabilities, losses or costs for which we are not indemnified or, where cover is excluded or limited under the warranty and indemnity insurance policy; and
•	an inability to obtain satisfactory title to the assets we acquire.

If we consummate the Acquisition and if any of these risks were to materialize, the benefits of the Acquisition may not be fully realized, if at all, and our business, financial condition and results of operations could be negatively impacted.

The Acquisition involves risks associated with acquisitions and integrating acquired businesses, and the intended benefits of the Acquisition may not be realized.

The Acquisition involves risks associated with acquisitions and integrating acquired businesses into existing operations, including that:

•	our senior management’s attention may be diverted from the management of daily operations to the integration of the assets acquired in the Acquisition;
•	the VCS business may not perform as well as we anticipate; and
•	unexpected costs, delays and challenges may arise in integrating the assets acquired in the Acquisition into our existing operations, and closing certain operations which are not being sold to the operating partners.

Even if we successfully integrate the VCS assets that we acquire into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Acquisition, our business, results of operations and financial condition may be adversely affected.

Although certain technical problems experienced by users may not be caused by our products, our business and reputation may be harmed if users perceive our solutions as the cause of a slow or unreliable network connection, or a high profile network failure.

We expect that our products will be in many different locations and user environments and will be capable of providing mobile broadband connectivity and interference mitigation, among other applications. The ability of our products to operate effectively can be negatively impacted by many different elements unrelated to our products. Although certain technical problems experienced by users may not be caused by our products, users often may perceive the underlying cause to be a result of poor performance of our technology. This perception, even if incorrect, could harm our business and reputation. Similarly, a high profile network failure may be caused by improper operation of the network or failure of a network component that we did not supply, but other service providers may perceive that our products were implicated, which, even if incorrect, could harm our business, operating results and financial condition.

Our ability to sell our products will be highly dependent on the quality of our support and services offerings, and our failure to offer high-quality support and services would have a material adverse effect on our sales and results of operations.

Once our products are deployed, our channel partners and end-customers will depend on our support organization to resolve any issues relating to our products. A high level of support will be important for the successful marketing and sale of our products. In many cases, our channel partners will likely provide support directly to our end-customers. We will not have complete control over the level or quality of support provided by our channel partners. These channel partners may also provide support for other third-party products, which may potentially distract resources from support for our products. If we and our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues or provide effective ongoing support, our ability to sell our products to existing end-customers could be adversely affected and our reputation with potential end-customers could be harmed. In some cases, we guarantee a certain level of performance to our channel partners and end-customers, which could prove to be resource-intensive and expensive for us to fulfill if unforeseen technical problems were to arise.

We may fail to recruit and retain qualified personnel.

We expect to rapidly expand our operations and grow our sales, development and administrative operations. This expansion is expected to place a significant strain on our management and will require hiring a significant number of qualified personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

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We rely on key executive officers, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on our executive officers because of their expertise and experience in the telecommunications industry. We have agreements with our executive officers containing customary non-disclosure, non-compete, confidentiality and assignment of inventions provisions. We do not have “key person” life insurance policies for any of our officers. The loss of the technical knowledge and management and industry expertise of any of our key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

We purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We rely on third party components and technology to build and operate our products, and, until full integration with IMT, we rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible, and our ability to predict the availability of such components is limited. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of wireless networking equipment or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. We and our contract manufacturers generally rely on purchase orders rather than long-term contracts with these suppliers. As a result, even if available, we and our contract manufacturers may not be able to secure sufficient components at reasonable prices or of acceptable quality to build our products in a timely manner. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. The loss of any of our existing contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

We do not have long-term contracts with our existing contract manufacturers. If any of our existing contract manufacturers are unable or unwilling to manufacture our products in the future, the loss of such contract manufacturers could have a material adverse effect on our business, operating results and financial condition.

Our intellectual property protections may be insufficient to properly safeguard our technology.

Our success and ability to compete effectively are, in large part, dependent upon proprietary technology that we have developed internally. Given the rapid pace of innovation and technological change within the wireless and broadband industries, the technological and creative skill of our personnel, consultants and contractors and their ability to develop, enhance and market new products and upgrades to existing products are critical to our continued success. We rely primarily on patent laws to protect our proprietary rights. As of December 2, 2016, in the United States, we have 58 patents granted, 1 patent application pending and 1 provisional application pending. Internationally, we have 51 patents granted and 26 patent applications pending. There can be no assurance that patents pending or future patent applications will be issued, or that if issued, we would have the resources to protect any such issued patent from infringement. Further, we cannot patent much of the technology that is important to our business. To date, we have relied on copyright, trademark and trade secret laws, as well as confidentiality procedures, non-compete and/or work for hire invention assignment agreements and licensing arrangements with our employees, consultants, contractors, customers and vendors, to establish and protect our rights to this technology and, to the best extent possible, control the access to and distribution of our technology, software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use this technology without authorization. Policing unauthorized use of this technology is difficult. There can be no assurance that the steps we take or will take will prevent misappropriation of, or prevent an unauthorized third party from obtaining or using, the technology we rely on. In addition, effective protection may be unavailable or limited in some jurisdictions. Litigation may be necessary in the future to enforce or protect our rights.

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We may be subject to claims of intellectual property infringement or invalidity. Expenses incurred with respect to monitoring, protecting, and defending our intellectual property rights could adversely affect our business.

Competitors and others may infringe on our intellectual property rights, or may allege that we have infringed on theirs. Monitoring infringement and misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect infringement or misappropriation of our proprietary rights. We may also incur significant litigation expenses in protecting our intellectual property or defending our use of intellectual property, reducing our ability to fund product initiatives. These expenses could have an adverse effect on our future cash flows and results of operations. If we are found to infringe on the rights of others we could be required to discontinue offering certain products or systems, to pay damages, or purchase a license to use the intellectual property in question from its owner. Litigation can also distract management from the day-to-day operations of the business.

Enforcement of our intellectual property rights abroad, particularly in China, is limited and it is often difficult to protect and enforce such rights.

Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available. Many companies have encountered substantial intellectual property infringement in countries where we sell, or intend to sell, products or have our products manufactured.

In particular, the legal regime relating to intellectual property rights in China is limited and it is often difficult to protect and enforce such rights. The regulatory scheme for enforcing China’s intellectual property laws may not be as developed as regulatory schemes in other countries. Any advancement of an intellectual property enforcement claim through China’s regulatory scheme may require an extensive amount of time, allowing intellectual property infringers to continue largely unimpeded, to our commercial detriment in the Chinese and other export markets. In addition, rules of evidence may be unclear, inconsistent or difficult to comply with, making it difficult to prove infringement of our intellectual property rights. As a result, enforcement cases involving technology, such as copyright infringement of software code, or unauthorized manufacture or sale of products containing patented inventions, may be difficult or not possible to sustain.

These factors may make it increasingly complicated for us to enforce our intellectual property rights against parties misappropriating or copying our technology or products without our authorization, allowing competing enterprises to harm our business in the Chinese or other export markets by affecting the pricing for our products, reducing our own sales and diluting our brand or product quality reputation.

The intellectual property rights of others may prevent us from developing new products or entering new markets.

The telecommunications industry is characterized by the rapid development of new technologies, which requires us to continuously introduce new products and expand into new markets that may be created. Therefore, our success depends in part on our ability to continually adapt our products and systems to incorporate new technologies and to expand into markets that may be created by new technologies. If technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing new products or expanding into new markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our financial condition, operating results or prospects may be harmed.

Further impairment charges could have a material adverse effect on our financial condition and results of operations.

We are required to test our finite-lived intangible assets for impairment if events occur or circumstances change that would indicate the remaining net book value of the finite-lived intangible assets might not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, potential government actions and other factors. If the fair value of our finite-lived intangible assets is less than their book value in the future, we could be required to record impairment charges. During 2015, we recognized an impairment charge of $2.1 million on software development costs due to our analysis of the net realizable value of our capitalized software costs. The amount of any further impairment could be significant and could have a material adverse effect on our reported financial results for the period in which the charge is taken.

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We rely on the availability of third-party licenses. If these licenses are available to us only on less favorable terms or not at all in the future, our business and operating results would be harmed.

We have incorporated third-party licensed technology into our products. It may be necessary in the future to renew licenses relating to various aspects of these products or to seek additional licenses for existing or new products. There can be no assurance that the necessary licenses will be available on acceptable terms or at all. The inability to obtain certain licenses or other rights, or to obtain those licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in product releases until such time, if ever, as equivalent technology could be identified, licensed or developed and integrated into our products and might have a material adverse effect on our business, operating results and financial condition. Moreover, the inclusion in our products of intellectual property licensed from third parties on a nonexclusive basis could limit our ability to protect our proprietary rights in our products.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

We expect to base our inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to place orders with our contract manufacturers based on our forecasts of our customers’ demand. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forego revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more inventory than we are able to sell at any given time or at all. In addition, we grant our distributors stock rotation rights, which require us to accept stock back from a distributor’s inventory, including obsolete inventory. As a result of our failure to properly estimate demand for our products, we could have excess or obsolete inventory, resulting in a decline in the value of our inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage inventory relative to demand would adversely affect our operating results. We have not yet fully integrated IMT into our organization and are therefore not able to determine whether we can meet such demand.

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If our technology does not work as well as planned or if we are unsuccessful in developing and selling new products or in penetrating new markets, our business and operating results would suffer.

Our success and ability to compete are dependent on technology which we have developed or may develop in the future. There is a risk that the technology that we have developed or may develop may not work as intended, or that the marketing of the technology may not be as successful as anticipated. Further, the markets in which we and our customers compete or plan to compete are characterized by constantly and rapidly changing technologies and technological obsolescence. Our ability to compete successfully depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost effective basis to keep pace with market needs and satisfy the demands of customers. A fundamental shift in technologies in any of our target markets could harm our competitive position within these markets. Our failure to anticipate these shifts, to develop new technologies or to react to changes in existing technologies could materially delay our development of new products, which could result in product obsolescence, decreased revenue and a loss of customer wins to our competitors. The development of new technologies and products generally require substantial investment and can require long development and testing periods before they are commercially viable. We intend to continue to make substantial investments in developing new technologies and products and it is possible that that we may not successfully be able to develop or acquire new products or product enhancements that compete effectively within our target markets or differentiate our products based on functionality, performance or cost and that our new technologies and products will not result in meaningful revenue. Any delays in developing and releasing new or enhanced products could cause us to lose revenue opportunities and customers. Any technical flaws in product releases could diminish the innovative impact of our products and have a negative effect on customer adoption and our reputation. If we fail to introduce new products that meet the demands of our customers or target markets or do not achieve market acceptance, or if we fail to penetrate new markets, our revenue will not increase over time and our operating results and competitive position would suffer.

Computer malware, viruses, hacking and phishing attacks could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to attract and retain customers.

Our operating expenses will increase as we make further expenditures to enhance and expand our operations in order to support additional growth in our business.

Historically, we limited our investment in infrastructure; however, in the future we expect our infrastructure investments to increase substantially to support our anticipated growth. We intend to make additional investments in systems and personnel in order to expand our business and continue to expand our operations to support anticipated growth in our business. In addition, we may determine the need in the future to make changes to our sales model, which changes may result in higher selling, general and administrative expenses as a percentage of our revenues. As a result of these factors, we expect our operating expenses to increase.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process. The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Our sales cycle is unpredictable, and a failure to generate consistent sales of our products could materially affect our financial position and operating results.

To date, we have not yet established a consistent sales cycle for our products. In addition, in our industry it is customary for potential customers to request a trial of products prior to making a purchase. There can be no assurance that such trials of our products will produce sales. If we cannot generate consistent sales of our products, our financial position and operating results could be materially affected.

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If we are unable to expand our sales and marketing capabilities or enter into more agreements with third parties to sell and market any products we may develop, we may be unable to generate product revenue.

We are currently building our internal sales organization for the sales, marketing and distribution of our products. In order to commercialize xMax® or any of our other products, we must build our sales, marketing, distribution, managerial and other non-technical capabilities or make arrangements with other parties to perform these services. The expansion of our own sales force to market any products we may develop will increase our operating costs and be time consuming. We cannot be certain that we would be able to successfully develop this capacity. If we are unable to expand our sales and marketing capability or any other non-technical capabilities necessary to commercialize any product we may develop, we will need to contract with other parties to market and sell any products we may develop. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with other parties, we may not be able to generate product revenue and may not become profitable. Further, we have not yet fully integrated IMT into our model.

If our estimates relating to our critical accounting policies are based on assumptions or judgments that change or prove to be incorrect, our operating results could fall below expectations of securities analysts and investors, resulting in a decline in our stock price.

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates, assumptions and judgments that affect the amounts reported in the financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of financial analysts and investors, resulting in a decline in our stock price. Significant estimates and assumptions include reserves and write-downs related to receivables and inventories, the recoverability of long-lived assets, the valuation allowance relating to the Company’s deferred tax assets, valuation of equity and derivative instruments, and debt discounts and the valuation of the assets and liabilities acquired in the transaction.

Our exposure to the credit risks of our customers may make it difficult to collect accounts receivable and could adversely affect our operating results and financial condition.

In the course of our sales to customers, we may encounter difficulty collecting accounts receivable and could be exposed to risks associated with uncollectible accounts receivable. Economic conditions may impact some of our customers’ ability to pay their accounts payable. While we will attempt to monitor these situations carefully and attempt to take appropriate measures to collect accounts receivable balances, we have written down accounts receivable and written off doubtful accounts in prior periods and may be unable to avoid accounts receivable write-downs or write-offs of doubtful accounts in the future. Such write-downs or write-offs could negatively affect our operating results for the period in which they occur.

Demand for our defense-related products and products for emergency response services depends on government spending.

The U.S. military market is largely dependent upon government budgets, particularly the defense budget. The funding of government programs is subject to Congressional appropriation. Although multi-year contracts may be authorized in connection with major procurements, Congress generally appropriates funds on a fiscal year basis even though a program may be expected to continue for several years. Consequently, programs are often only partially funded and additional funds are committed only as Congress makes further appropriations. No assurance can be given that an increase in defense spending will be allocated to programs that would benefit our business. A decrease in levels of defense spending or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized could have a material adverse effect on our financial position and results of operations.

In addition, the sale of our products to local municipalities for emergency response services depends on government spending allocated to such areas. There can be no assurance that government spending will be allocated to emergency response services at a level that would benefit our business. A decrease in levels of government spending for emergency response services, or the government’s termination of, or failure to fully fund, one or more of the contracts for which our products may be utilized with respect to emergency response services, could have a material adverse effect on our financial position and results of operations.

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Our failure to obtain and maintain required certifications could impair our ability to bid on defense contracts.

In order for us to participate in certain government programs we could be required to obtain and maintain quality certification and certain standards for Department of Defense wireless security such as certification by the Joint Interoperability and Test Command (JITC) and to meet production standards in order to be eligible to bid on government contracts. If we fail to maintain these certifications or any additional certification which may be required, we will be ineligible to bid for contracts which may impair our financial operations and consequently, our ability to continue in business.

Regulation of the telecommunications industry could harm our operating results and future prospects.

The traditional telecommunications industry is highly regulated, and our business and financial condition could be adversely affected by changes in regulations relating to the Internet telecommunications industry. Currently, there are few laws or regulations that apply directly to access to or commerce on IP networks, but future regulations could include sales taxes and tariffs in previously unregulated areas and provider access charges. We could be adversely affected by regulation of IP networks and commerce in any country where we market equipment and services to service or content providers. Regulations governing the range of services and business models that can be offered by service providers or content providers could adversely affect those customers’ needs for products designed to enable a wide range of such services or business models. For instance, the U.S. Federal Communications Commission has issued regulations governing aspects of fixed broadband networks and wireless networks. These regulations might impact service provider and content provider business models and as such, providers’ needs for Internet telecommunications equipment and services. In addition, many jurisdictions are evaluating or implementing regulations relating to cyber security, privacy and data protection, which could affect the market and requirements for networking and security equipment.

In addition, environmental regulations relevant to electronic equipment manufacturing or operations may impact our business and financial condition adversely. For instance, the European Union has adopted regulations on Electronic waste, e-waste, e-scrap, or waste electrical and electronic equipment (“WEEE”), Restriction of the Use of Certain Hazardous Substances (“ROHS”) and Registration, Evaluation, Authorisation and Restriction of Chemical substances (“REACH”). Furthermore, some governments have regulations prohibiting government entities from purchasing security products that do not meet specified indigenous certification criteria even though those criteria may be in conflict with accepted international standards. Similar regulations are in effect or under consideration in several jurisdictions where we do business.

The adoption and implementation of such regulations could decrease demand for our products, increase the cost of building and selling our products and impact our ability to ship products into affected areas and recognize revenue in a timely manner. Any of these impacts could have a material adverse effect on our business, financial condition, and results of operations.

As an emerging growth company as defined in the JOBS Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are an emerging growth company as defined in the JOBS Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We have not engaged our independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date or for any period reported in our financial statements. Had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified. For so long as we qualify as an emerging growth company under the JOBS Act, which may be up to five years following this offering, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. During the course of the evaluation, documentation or attestation, we or our independent registered public accounting firm may identify weaknesses and deficiencies that we may not otherwise identify in a timely manner or at all as a result of the deferred implementation of this additional level of review.

Risks Relating to Our Industry

Our industry is subject to rapid technological change, and we must make substantial investments in new products, services and technologies to compete successfully.

New technological innovations generally require a substantial investment before they are commercially viable. We intend to continue to make substantial investments in developing new products and technologies, and it is possible that our development efforts will not be successful and that our new technologies will not result in meaningful revenues. Our future success will depend on our ability to continue to develop and introduce new products, technologies and enhancements on a timely basis. Our future success will also depend on our ability to keep pace with technological developments, protect our intellectual property, satisfy customer requirements, meet customer expectations, price our products and services competitively and achieve market acceptance. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products and technologies, and products and technologies currently under development, obsolete and unmarketable. If we fail to anticipate or respond adequately to technological developments or customer requirements, or experience any significant delays in development, introduction or shipment of our products and technologies in commercial quantities, demand for our products and our customers’ and licensees’ products that use our technologies could decrease, and our competitive position could be damaged.

We may be subject to infringement claims in the future.

We may be unaware of filed patent applications and issued patents that could include claims covering our products. Parties making claims of infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to sell or supply our products or license our technology and could cause us to pay substantial royalties, licensing fees or damages. The defense of any lawsuit could divert management’s efforts and attention from ordinary business operations and result in time-consuming and expensive litigation, regardless of the merits of such claims. These outcomes may (i) require us to stop selling products or using technology that contains the allegedly infringing intellectual property; (ii) require us to redesign those products that contain the allegedly infringing intellectual property; (iii) require us to pay substantial damages to the party whose intellectual property rights we may be found to be infringing; (iv) result in the loss of existing customers or prohibit the acquisition of new customers; (v) cause us to attempt to obtain a license to the relevant intellectual property from third parties, which may not be available on reasonable terms or at all; (vi) materially and adversely affect our brand in the market place and cause a substantial loss of goodwill; (vii) cause our stock price to decline significantly; (viii) materially and adversely affect our liquidity, including our ability to pay debts and other obligations as they become due; or (ix) lead to our bankruptcy or liquidation.

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Our industry is highly competitive and we may not be able to compete effectively.

The communications industry is highly competitive, rapidly evolving, and subject to constant technological change. We expect that new competitors are likely to join existing competitors. Many of our competitors may be larger and have greater financial, technical, operational, marketing and other resources and experience than we do. In the event that a competitor expends significant resources we may not be able to successfully compete. In addition, the pace of technological change makes it impossible for us to predict whether we will face new competitors using different technologies to provide products. If our competitors were to provide better and more cost effective products than our products we may not be able to capture any significant market share.

Regulation of Voice over Internet Protocol (“VoIP”) services is developing and therefore uncertain and future legislative, regulatory or judicial actions could adversely affect our business.

VoIP services have developed in an environment largely free from government regulation. However, the United States and other countries have begun to assert regulatory authority over VoIP and are continuing to evaluate how VoIP will be regulated in the future. Both the application of existing rules to us and our prospective customers and the effects of future regulatory developments are uncertain. Future legislative, judicial or other regulatory actions could have a negative effect on our business. In addition, future regulatory developments could increase our cost of doing business and limit our growth.

Changes in current laws or regulations or the imposition of new laws or regulations could impede the sale of our products or otherwise harm our business.

Although our technology is designed to be frequency agnostic (i.e., capable of operating at any frequency) our current range of products is being designed to be optimized for operation in the 902 – 928 MHz band, which is presently a spectrum that is not licensed in the United States. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the usage of unlicensed spectrum may materially and adversely impact our future prospects, the viability of our current business model, our expectations for future sales of our products and our business, financial condition and results of operations.

New regulations or standards or changes in existing regulations or standards in the United States or internationally related to our products may result in unanticipated costs or liabilities, which could have a material adverse effect on our business, results of operations and future sales, and could place additional burdens on the operations of our business.

Our products may be subject to governmental regulations in a variety of jurisdictions. In order to achieve and maintain market acceptance, our technology and products will have to comply with these regulations as well as a significant number of industry standards. In the United States, our technology and products will have to comply with various regulations defined by the Federal Communications Commission, or FCC, and others. We may also have to comply with similar international regulations. For example, our wireless communication products operate through the transmission of radio signals, and radio emissions are subject to regulation in the United States and in other countries in which we intend to do business. In the United States, various federal agencies including the Center for Devices and Radiological Health of the Food and Drug Administration, the FCC, the Occupational Safety and Health Administration and various state agencies have promulgated regulations that concern the use of radio/electromagnetic emissions standards. Member countries of the European Union have enacted similar standards concerning electrical safety and electromagnetic compatibility and emissions, and chemical substances and use standards.

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As these regulations and standards evolve, and if new regulations or standards are implemented, we may be required to modify our technology or products or develop and support new versions of our technology or products, and our compliance with these regulations and standards may become more burdensome. The failure of technology or our products to comply, or delays in compliance, with the various existing and evolving industry regulations and standards could prevent or delay introduction of our technology or products, which could harm our business. End-customer uncertainty regarding future policies may also affect demand for communications products, including our products. Moreover, channel partners or end-customers may require us, or we may otherwise deem it necessary or advisable, to alter our technology or products to address actual or anticipated changes in the regulatory environment. Our inability to alter our technology or products to address these requirements and any regulatory changes may have a material adverse effect on our business, operating results and financial condition.

Compliance with environmental, health and safety laws and regulations, including new regulations requiring higher standards, may increase our costs, limit our ability to utilize supply chains, and force design changes to our products.

Our operations are subject to a variety of environmental, health and safety laws and regulations and equivalent local, state, and regulatory agencies in each of the jurisdictions in which we currently operate or may operate in the future. The manufacturing of our products uses substances regulated under various federal, state, local laws and regulations governing the environment and worker health and safety. If we, including any contract manufacturers that we may employ, do not comply with these laws including any new regulations, such non-compliance could reduce the net realizable value of our products, which would result in an immediate charge to our income statements. Our non-compliance with such laws could also negatively impact our operations and financial position as a result of fines, penalties that may be imposed on us, and increase the cost of mandated remediation or delays to any contract manufacturers we may utilize, thus we may suffer a loss of revenues, be unable to sell our products in certain markets and/or countries, be subject to penalties and enforced fees and/or suffer a competitive disadvantage. Costs to comply with current laws and regulations and/or similar future laws and regulations, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We cannot assure you that the costs to comply with these new laws or with current and future environmental and worker health and safety laws will not have a material adverse effect on our business, operating results and financial condition.

Governmental regulations affecting the import or export of products or affecting products containing encryption capabilities could negatively affect our revenues.

The United States and various foreign governments have imposed controls, export license requirements, and restrictions on the import or export of some technologies, especially encryption technology. In addition, from time to time, governmental agencies have proposed additional regulation of encryption technology, such as requiring certification, notifications, review of source code, or the escrow and governmental recovery of private encryption keys. For example, Russia and China recently have implemented new requirements relating to products containing encryption and India has imposed special warranty and other obligations associated with technology deemed critical. Governmental regulation of encryption or IP networking technology and regulation of imports or exports, or our failure to obtain required import or export approval for our products, could harm our international and domestic sales prospects and adversely affect our revenue expectation. In addition, failure to comply with such regulations could result in penalties, costs, and restrictions on import or export privileges or adversely affect sales to government agencies or government funded projects.

If wireless devices pose safety risks, we may be subject to new regulations, and demand for our products and those of our licensees and customers may decrease.

Concerns over the effects of radio frequency emissions, even if unfounded, may have the effect of discouraging the use of wireless devices, which may decrease demand for our products and those of our licensees and customers. In recent years, the FCC and foreign regulatory agencies have updated the guidelines and methods they use for evaluating radio frequency emissions from radio equipment, including wireless phones and other wireless devices. In addition, interest groups have requested that the FCC investigate claims that wireless communication technologies pose health concerns and cause interference with airbags, hearing aids and medical devices. Concerns have also been expressed over the possibility of safety risks due to a lack of attention associated with the use of wireless devices while driving. Any legislation that may be adopted in response to these expressions of concern could reduce demand for our products and those of our licensees and customers in the United States as well as foreign countries.

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USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. The selling stockholder will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

PRO FORMA FINANCIAL DATA

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 and condensed combined pro forma statements of operations for the nine months ended September 30, 2016 and year ended December 31, 2015 present our consolidated results of operations giving pro forma effect to the recent and proposed acquisitions described under “Prospectus Summary–Recent Developments” as if such transactions occurred on September 30, 2016. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of the Company.

The unaudited pro forma consolidated financial information are based on our consolidated financial statements and related notes which are incorporated herein by reference, the financial statements of IMT and related notes which were filed on Current Report to Form 8-K/A on April 13, 2016, and are incorporated herein by reference, and the financial statements of Vislink, which are included elsewhere in this prospectus.

The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect the Company’s results of operations or financial position that would have occurred had we operated as a combined entity with our recent acquisitions during the periods presented. The unaudited pro forma consolidated financial information should not be relied upon as being indicative of our results of operations or financial position had the acquisitions and financings referred to below. The unaudited pro forma consolidated financial information also does not project our results of operations or financial position for any future period or date.

The pro forma adjustments principally give effect to:

•	the acquisition of substantially all of the assets and liabilities that constitute the business of IMT on January 29, 2016;

•	the proposed acquisition of VCS;

•	the contemplated offering the Company is attempting to complete on Form S-1 (File No. 333-214874) previously filed with the SEC on December 2, 2016. For purposes of the pro forma condensed combined balance sheet, we assumed gross proceeds of $16 million are raised in order to complete the proposed acquisition of VCS for a $16 million purchase price.

The valuation of assets acquired and liabilities assumed in the acquisition has not yet been finalized. As a result, the Company recorded the assets acquired and liabilities assumed as of the acquisition date at historical book value for purposes of this pro forma financial information. The final allocation could differ materially from the preliminary allocation. The final allocation may include: (i) changes in fair values of inventory and property, plant and equipment, (ii) the identification of or changes in allocations to intangible assets such as trade names, customer relationships, and goodwill, and (iii) other changes to assets and liabilities.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

xG Technology, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2016
(In thousands)

	XGTI	Vislink PLC	Assets & Liabilities not acquired	VCS	Adj.	Notes	Combined
ASSETS
Current assets
Cash	$1,832	$634	$(634)	$—	$(100)	(A)(E)	$1,732
Accounts receivable	1,667	17,733	(2,133)	15,600			17,267
Inventories, net	3,042	11,264	(314)	10,950			13,992
Prepaid expenses and other current assets	76	4,428	(3,244)	1,184			1,260
Total current assets	6,617	34,059	(6,325)	27,734			34,251
Inventories, net	2,078	—	—	—		(B)	2,078
Property and equipment, net	1,166	2,576	(1,033)	1,543		(B)	2,709
Intangible assets, net	9,603	15,949	(10,596)	5,353		(B)	14,956
Deferred tax assets	—	56	(7)	49			49
Total assets	$19,464	$52,640	$(17,961)	$34,679	$(100)		$54,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,836	$3,721	$(2,213)	$1,508			$3,344
Accrued expenses	1,688	9,967	(3,391)	6,576			8,264
Deferred tax liabilities	—	1,416	(1,416)	—			—
Accrued interest	164	—	—	—			164
Due to related parties	27	—	—	—			27
Deferred revenue and customer deposits	215	—	—	—			215
Deferred rent	47	—	—	—			47
Notes payable	—	19,454	(19,454)	—			—
Obligation under capital leases	54	—	—	—			54
Derivative liabilities	2,423	—	—	—			2,423
Total current liabilities	6,454	34,558	(26,474)	8,084			14,538
Long-term obligation under capital leases, net of current portion	67	—		—			67
Convertible note payable	2,000	—		—			2,000
Total liabilities	8,521	34,558	(26,474)	8,084			16,605
Additional paid in capital	211,112	74,110	(29,242)	44,868	(44,868)	(C)	227,112
		—			16,000	(D)
Treasury stock, at cost – 19 shares at September 30, 2016 and December 31, 2015, respectively	(22)	—	—	—			(22)
Equity adjustment from foreign currency translation	—	(5,000)	5,000	—			—
Accumulated deficit	(200,147)	(51,028)	32,755	(18,273)	28,768	(E)	(189,652)
Total stockholders’ equity	10,943	18,082	8,513	26,595	(100)		37,438
Total liabilities and stockholders’ equity	$19,464	$52,640	$(17,961)	$34,679	$(100)		$54,043

xG Technology, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2016
(In thousands except net loss per share data)

	XGTI	Vislink PLC	Assets & Liabilities not acquired	VCS	Adj.	Notes	Combined
Revenue	$4,497	$45,217	(11,762)	$33,455			$37,952
Cost of revenue and operating expenses
Cost of components and personnel	2,210	20,449	(2,180)	18,269			20,479
Inventory valuation adjustments	192	8,190	—	8,190		(F)	8,382
General and administrative expenses	6,671	23,900	(7,694)	16,206			22,877
Research and development expenses	4,627	6,881	(1,958)	4,923			9,550
Impairments	—	39,925	(1,062)	38,863		(F)	38,863
Amortization and depreciation	4,118	4,211	(2,248)	1,963		(G)	6,081
Total cost of revenue and operating expenses	17,818	103,556	(15,142)	88,414			106,232
Loss from operations	(13,321)	(58,339)	3,380	(54,959)			(68,280)
Other income (expense)
Changes in fair value of derivative liabilities	1,305	—	—	—			1,305
Offering expenses	(684)	—	—	—			(684)
Gain on bargain purchase	2,749	—	—	—			2,749
Other expense	(981)	(37)	37	—			(981)
Income tax	—	(60)	60	—			—
Interest expense, net	(818)	(345)	338	(7)			(825)
Total other income (expense)	1,571	(442)	435	(7)			1,564
Net income (loss) attributable to common shareholders	(11,750)	(58,781)	3,815	(54,966)			(66,716)
Preferred stock dividends and deemed dividends	(1,808)	—	—	—			(1,808)
Net income (loss) attributable to common shareholders	$(13,558)	$(58,781)	$3,815	$(54,966)	$—		$(68,524)
Basic and diluted net loss per share	$(1.69)					(H)	$(8.55)
Weighted average number of shares outstanding basic and diluted	8,018						8,018
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	(12,169)	12,169	—			—
Comprehensive income (loss)	$(13,558)	$(70,950)	$15,984	$(54,966)	$—		$(68,524)

xG Technology, Inc.
Unaudited Pro forma Condensed Combined Statement of Operations
For the year ended December 31, 2015
(In thousands except net loss per share data)

	Historical XGTI	Historical IMT	Vislink PLC	Assets & Liabilities not acquired	VCS	Adj.	Notes	Combined
Revenue	$932	$7,228	$88,275	$(16,719)	$71,556			$79,716
Cost of revenue and operating expenses
Cost of components and personnel	510	3,437	39,961	85	40,046			43,993
Inventory valuation adjustments	861	2,968	—	—	—			3,829
General and administrative expenses	6,259	3,601	29,901	(8,772)	21,129			30,989
Research and development expenses	4,658	781	8,791	(2,519)	6,272			11,711
Stock based compensation	1,584	—	—	—	—			1,584
Impairments	2,092	—	—	—	—			2,092
Amortization and depreciation	4,829	139	6,085	(2,607)	3,478	52	(I)	8,498
Total cost of revenue and operating expenses	20,793	10,926	84,738	(13,813)	70,925			102,696
Loss from operations	(19,861)	(3,698)	3,537	(2,906)	631			(22,980)
Other income (expense)
Changes in fair value of derivative liabilities	2,559	—	—	—	—			2,559
Offering expenses (See Note 8)	—	—	—	—	—			—
Gain on bargain purchase	—	—	—	—	—			—
Other expense	(26)	—	(4,689)	304	(4,385)			(4,411)
Income tax	—	—	137	223	360			360
Interest income (expense), net	(529)	—	(366)	(377)	(743)			(1,272)
Total other income (expense)	2,004	—	(4,918)	150	(4,768)			(2,764)
Net income (loss) attributable to common shareholders	(17,857)	(3,698)	(1,381)	(2,756)	(4,137)			(25,744)
Preferred stock dividends and deemed dividends	(3,079)	—	—	—	—			(3,079)
Net income (loss) attributable to common shareholders	$(20,936)	$(3,698)	$(1,381)	$(2,756)	$(4,137)			$(28,823)
Basic and diluted net loss per share	$(33.12)							$(45.54)
Weighted average number of shares outstanding basic and diluted	633						(H)	633
Comprehensive income (loss):
Unrealized gain (loss) on currency translation adjustment	—	—	(4,115)	233	(3,882)			(3,882)
Comprehensive income (loss)	$(20,936)	$(3,698)	$(5,496)	$(2,523)	$(8,019)	$52		$(32,705)

1. BASIS OF PREPARATION

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the Company and Vislink's historical consolidated condensed balance sheets as of September 30, 2016. Pro forma adjustments have been made to eliminate certain assets and liabilities that are not being acquired.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2015 combines the historical year ended December 31, 2015 results for the Company and Vislink. Pro forma adjustments have been made to eliminate operations that are not being acquired.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2016 combines the historical year ended September 30, 2016 results for the Company and Vislink for the nine months ended September 30, 2016. Pro forma adjustments have been made to eliminate operations that are not being acquired.

The historical consolidated condensed financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The historical financial information of Vislink was prepared in British Pounds Sterling. The historical financial information was translated from British Pounds Sterling to US dollars using the following historical exchange rates:

£/$
Weighted average exchange rate for the nine months ended September 30, 2016 (Statement of Operations)	1.42
Historical exchange rate as of September 30, 2016 (Balance Sheet)	1.30
Weighted average exchange rate for the year ended December 31, 2015 (Statement of Operations)	1.53

Certain reclassifications were made to conform to the Company’s financial statement presentation. These reclassifications primarily consist of reclassifying sales and marketing expenses into general and administrative expenses.

The business combination is to be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. The valuation of assets acquired and liabilities assumed in the acquisition has not yet been finalized. As a result, the Company recorded the assets acquired and liabilities assumed as of the acquisition date at historical book value. The final allocation could differ materially from the preliminary allocation. The final allocation may include: (i) changes in fair values of inventory and property, plant and equipment, (ii) the identification of or changes in allocations to intangible assets such as trade names, customer relationships, and goodwill, and (iii) other changes to assets and liabilities.

After reviewing the preparation of Vislink's financial statements in accordance with International Financial Reporting Standards (“IFRS”), the Company has determined there are no material pro forma adjustments to conform XG's financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”).

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of VCS as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

2. PRO FORMA ADJUSTMENTS FOR THE COMBINED BALANCE SHEET

The Company is eliminating all the assets and liabilities of the Pebble Beach Systems, Ltd and Central unit as those divisions of Vislink are not being acquired.

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016

(A) Represents estimated fees associated with the completion of the acquisition which were expensed at the time of the acquisition and are also included in the accumulated deficit.

(B) Items to be adjusted or eliminated once third party fair valuation is completed.

(C) Represents Vislink’s paid-in capital extinguished in the acquisition.

(D) Adjustment in connection with potential capital raise in order to purchase certain assets and liabilities of Vislink for $16 million.

(E) Represents the elimination of Vislink's accumulated deficit of $18.273 million, combined with the preliminary gain on bargain purchase of $10.595 million (calculated as the net assets acquired total of $26.595 million less the consideration paid of $16 million equals our preliminary bargain purchase gain of $10.595 million) less the inclusion of approximately $100,000 in costs associated with the proposed acquisition.

3. PRO FORMA ADJUSTMENTS FOR THE COMBINED STATEMENTS OF OPERATIONS

The Company is eliminating all revenue and operating expenses of the Pebble Beach Systems, Ltd and Central unit as those divisions of Vislink are not being acquired. The Company is also eliminating the rent expense of the facility in Hemel, United Kingdom as it will not be contractually obligated to that facility after the acquisition.

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined income statement:

Unaudited Pro Forma Condensed Combined Statements of Operations as of September 30, 2016

(F) Included in the Vislink PLC consolidated numbers to September 30, 2016 were the effects of goodwill impairment charge and inventory write down. The Company did not adjust for the effects of these items on the basis that the goodwill impairment charge and inventory write down were not directly attributable to the acquisition of Vislink Communication Systems by the Company. However, we note that this goodwill impairment charge and inventory write down are expected to be non-recurring.

(G) Amortization of intangible assets has not been recorded as we are awaiting a third party valuation of the acquiree's intangible assets.

(H) It is unknown at the time of the filing of this document the number of common shares to be issued in connection with the contemplated offering we are attempting to complete under Form S-1 (File No. 333-214874) previously filed with the SEC on December 2, 2016 in order to acquire Vislink.

Unaudited Pro Forma Condensed Combined Statements of Operations as of December 31, 2015

(H) It is unknown at the time of the filing of this document the number of common shares to be issued in connection with the contemplated offering we are attempting to complete under Form S-1 (File No. 333-214874) previously filed with the SEC on December 2, 2016 in order to acquire Vislink.

(I) Represents one year of amortization expense of the identified intangible assets acquired in the IMT acquisition. Amortization expense for the one month in 2016 the Company did not own IMT was immaterial.

4. NON-RECURRING ITEMS

Included in the Vislink PLC consolidated numbers to September 30, 2016 were the effects of goodwill impairment charge and inventory write down. The Company did not adjust for the effects of these items on the basis that the goodwill impairment charge and inventory write down were not directly attributable to the acquisition of Vislink Communication Systems by the Company. However, we note that this goodwill impairment charge and inventory write down are expected to be non-recurring.

ISSUANCE OF SERIES D SHARES

On January 29, 2016, the Company completed the acquisition of certain assets and liabilities of IMT. Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of IMT in connection with, necessary for or material to IMT’s business of designing, manufacturing and supplying Coded Orthogonal Frequency Division Multiplexing microwave transmitters and receivers serving the broadcast, sports and entertainment, military, aerospace and government markets (the “Transaction”). The Asset Purchase Agreement set the purchase price for the Transaction as $3,000,000, which was to be paid through: (i) the issuance of a promissory note in the principal amount of $1,500,000, due March 31, 2016 (the “Initial Payment Note”); and (ii) the issuance of a promissory note in the principal amount of $1,500,000 due July 29, 2017 (the “Deferred Payment Note,” and together with the Initial Payment Note, the “Payment Notes”).

On April 12, 2016, the Company and IMT entered into the Asset Purchase Modification Agreement, which terminated the Payment Notes, cancelling all principal and interest due, or to become due thereunder and in their stead obligated the Company to; (i) at the time of execution of the Asset Purchase Modification Agreement, pay to IMT $500,000 plus any interest accumulated on the Payment Notes prior to their being cancelled; and (ii) prior to December 31, 2016, deliver to IMT Series D Shares having an aggregate value of Cash Proceeds, upon conversion of such Series D Shares into the shares of common stock underlying such Series D Shares, of not less than $2,500,000, plus interest accrued thereon at 9% per annum, with such Series D Shares to be issued in tranches of $250,000 (the “Tranches”). If IMT does not realize cash proceeds of at least $2,500,000 by December 31, 2016, the Company will be required to either issue additional shares of the Company’s common stock to IMT, or otherwise raise additional funds to cover the shortfall. In either event there will be significant additional dilution to the company, which cannot be quantified at this time. Cash Proceeds is determined through the cash or cash equivalent, received by IMT upon sale of shares of common stock issued to IMT upon IMT’s conversion of any Series D Shares delivered by the Company to IMT under the Asset Purchase Modification Agreement, net of any transaction costs or expenses, evidence which shall be provided to the Company at the time of sale of such Series D Shares. Every time a new Tranche is issued, IMT shall be obligated to provide evidence of its currents Cash Proceeds and the remaining amount of the $2,500,000 (plus interest) remaining due. The first Tranche was due within ten days of the execution of the Asset Purchase Modification Agreement, and subsequent Tranches are due upon notice from IMT that IMT had disposed of the Series D Shares of the prior Tranche. The Company paid IMT $500,000 plus accrued interest on April 15, 2016. As of December 2, 2016, 5,750,000 shares of Series D Convertible Preferred Stock have been issued, of which 3,750,000 have been converted into 3,125,010 shares of common stock. Through the sale of such shares, IMT has reduced the principal by approximately $1,071,000, leaving a balance of approximately $1,429,000.

The Company cannot predict with certainty the price of the Company’s shares of common stock at the time of issuance of any future Tranche, or how many shares of common stock will need to be issued for IMT to defease remaining principal owed. If at the time IMT sells stock that has been received upon conversion of the Series D Shares the price per share of common stock is lower than $12.00, the Company will be required to issue more shares of common stock than is currently anticipated which will in turn have an additional dilutive impact on the Company’s existing shareholders, which dilutive impact cannot currently be quantified.

In connection with the Asset Purchase Modification Agreement, the Company agreed to register the shares of common stock underlying each Tranche of Series D Shares, as soon as is reasonably practicable after each such Tranche is issued, with the U.S. Securities and Exchange Commission on a Registration Statement on Form S-1 or Form S-3, if available, within five (5) business days of the issuance of each Tranche. We will not register the Series D Shares.

Series D Convertible Preferred Stock

Stated Value

The stated value of the Preferred Stock is $1.00 per share.

Ranking

The Preferred Stock shall rank junior to the Series B Convertible Preferred Stock, $0.00001 par value per share, of the Company (the “Series B Preferred Stock”) in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution or winding up of the Company. The Preferred Stock will rank senior to all of the Company’s common stock and other classes of capital stock with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company, other than to the Series B Preferred Stock and any class of parity stock that the holders of a majority of the outstanding shares of Preferred Stock consent to the creation of.

Liquidation Preference of Preferred Stock

Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, before the payment of any amount to the holder of shares of junior stock, but pari passu with any parity stock, the holders of Preferred Stock are entitled to receive the amount equal to the greater of (i) the stated value of the Preferred Stock or (ii) the amount the holder of Preferred Stock would receive if such holder converted the Preferred Stock into common stock immediately prior to the date of the liquidation event, including accrued and unpaid dividends.

Conversion Rights of Preferred

A holder of Preferred Stock shall have the right to convert the Preferred Stock, in whole or in part, upon written notice to the Company at a conversion price equal to $0.10 per share, which is adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the common stock.

Voting Rights

Except with respect to certain material changes in the terms of the Preferred Stock and certain other matters, and except as may be required by Delaware law, holders of Preferred Stock shall have no voting rights. The approval of a majority of the holders of the Preferred Stock is required to amend the Certificate of Designations.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the selling stockholder are those issuable to the selling stockholder upon conversion of the Series D Shares. For additional information regarding the issuance of the Series D Shares, see “Issuance of Series D Shares” above. We are registering the shares of Common Stock in order to permit the selling stockholder to offer its shares of Common Stock for resale from time to time.

The table below lists the selling stockholder and other information regarding the “beneficial ownership” of the shares of Common Stock by the selling stockholder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholder has sole or shared voting power or investment power and any shares of Common Stock the selling stockholder has the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes currently convertible or exercisable, or convertible or exercisable within sixty (60) days), and upon conversion of the Series D Shares, currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by the selling stockholder, based on its ownership of the Series D Shares, as of December 2, 2016. The second column also assumes conversion of all the Series D Shares held by the selling stockholder on December 2, 2016 without regard to any limitations on conversion described in this prospectus or in such Series D Shares.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder. Such aggregate amount of Common Stock does not take into account any applicable limitations on conversion of the Series D Shares.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon conversion of the Series D Shares, (ii) any additional shares of Common Stock issued and issuable in connection with the Series D Shares (in each case without giving effect to any limitations on conversion set forth in the Series D Shares) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the conversion price of the Series D Shares may be adjusted, the number of shares of Common Stock that will actually be issued upon conversion of the Series D Shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering(1)
Integrated Microwave Technologies, Inc. (2)	1,875,006		1,666,672		208,334	*
TOTAL	1,875,006	(3)	1,666,672	(3)	208,334	*

* Less than 1%.

(1)	Based on 22,748,876 shares of common stock issued and outstanding as of December 2, 2016. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	This stockholder has represented to us that Alex Soltani is the natural person with voting and investment control over these shares of Common Stock.

(3)	Includes 1,666,672 shares of common stock underlying 2,000,000 shares of Series D Preferred Stock.

Material Relationships with Selling Stockholders

Except for the transactions described above in “Issuance of Series D Shares,” we have not had any material relationship with the selling stockholder in the last three (3) years.

PLAN OF DISTRIBUTION

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, NY.

EXPERTS

Our financial statements as of and for the year ended December 31, 2015 incorporated by reference in this prospectus have been audited by Marcum, LLP, independent registered public accountants, to the extent and for the period set forth in their report, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, and are incorporated by reference in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Integrated Microwave Technologies, LLC (“IMT”) as of and for the year ended December 31, 2015 incorporated by reference have been audited by Marcum, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which included an explanatory paragraphs as to IMT’s ability to continue as a going concern, incorporated elsewhere herein, and are incorporated in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of xG Technology, Inc. as of December 31, 2014 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of Friedman LLP, independent registered public accounting firm, incorporated by reference herein and in the registration statement, and upon the authority of said firm as experts in auditing and accounting. The audit report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Vislink PLC as of December 31, 2015 and December 31, 2014 and for each of the two years in the period ended 31 December 2015 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the securities to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered in this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at http://www.sec.gov. The internet address of xG is www.xgtechnology.com .. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information. This means that we can disclose important information to you by referring you to those documents that contain the information. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) until this offering is completed, as well as documents filed under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016.
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 23, 2016, for the fiscal quarter ended June 30, 2016, filed with the SEC on August 17, 2016, and for the fiscal quarter ended September 30, 2016, filed with the SEC on November 14, 2016.
•	Current Reports on Form 8-K filed with the SEC on January 21, 2016, February 3, 2016 (as amended on April 13, 2016, and on April 22, 2016), February 10, 2016, February 25, 2016, March 1, 2016, March 15, 2016, March 30, 2016, April 15, 2016, April 18, 2016, April 27, 2016, May 2, 2016, May 13, 2016, May 16, 2016, May 24, 2016, June 9, 2016, June 20, 2016, July 15, 2016, July 21, 2016, August 23, 2016, September 29, 2016, October 6, 2016, October 21, 2016 and November 23, 2016.
•	Definitive Proxy Statement filed with the SEC on April 29, 2016, as amended by Amendment No. 1 thereto, filed with the SEC on May 27, 2016.
•	Definitive Proxy Statement filed with the SEC on August 19, 2016, as amended by Amendment No. 1 thereto, filed with the SEC on October 19, 2016.
•	The description of the Common Stock contained in the registration statement on Form 8-A, filed with the SEC on June 26, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on July 18, 2013.

In accordance with Rule 402 of Regulation S-T, the XBRL related information in Exhibit 101 to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q will not be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act, except as will be expressly set forth by specific reference in such filing.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above or on our corporate website at www.xgtechnology.com.  You may request copies of the documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

xG Technology, Inc.
240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236
(941) 953-9035

Attention: Corporate Secretary

FINANCIAL STATEMENTS

Index to Financial Statements

Financial Statements (unaudited) for the period ended September 30, 2016 — Vislink Communications Systems	F-2
Financial Statements for the years ended December 31, 2015 and 2014 — Vislink Communications Systems	F-15

F-1

Vislink plc
(the “Company” or the “Group”)

Results for the nine months ended 30 September 2016 and 30 September 2015

CONSOLIDATED GROUP INCOME STATEMENT
For the nine months ended 30 September 2016 and 30 September 2015

	Notes	Nine months to 30 September 2016 (Unaudited) £000		Nine months to 30 September 2015 (Unaudited) £000
Continuing operations
Revenue	4	31,819		36,650
Cost of sales		(19,018)		(20,482)
Gross profit		12,801		16,168
Sales and marketing expenses		(7,098)		(6,681)
Research and development costs		(4,842)		(4,007)
Administrative costs		(5,092)		(4,272)
Other expenses		(36,847)		(3,864)
Operating loss	4	(41,078)		(2,656)
Finance costs – net		(243)		(162)
Loss before taxation		(41,321)		(2,818)
Taxation	6	(42)		34
Loss for the period attributable to equity shareholders		(41,363)		(2,784)
Basic loss per share	7	(33.9	)p	(2.3	)p
Diluted loss per share	7	(33.9	)p	(2.3	)p

F-2

Vislink plc

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the nine months ended 30 September 2016 and 30 September 2015

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Loss for the period	(41,363)	(2,784)
Items that may subsequently be reclassified to profit or loss:
Exchange difference on translation of foreign currency net investments	2,293	260
Total comprehensive expense for the period	(39,070)	(2,524)

F-3

Vislink plc

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the nine months ended 30 September 2016 and 30 September 2015

	Share Capital £000	Share premium account £000	Capital redemption reserve £000	Merger reserve £000	Translation reserve £000	Retained earnings £000	Total £000
Balance at 1 January 2016	3,066	6,800	617	32,448	4,843	6,678	54,452
Share based payments: value of employee services	—	—	—	—	—	399	399
Dividends payable	—	—	—	—	—	(1,839)	(1,839)
Transactions with owners	—	—	—	—	—	(1,440)	(1,440)
Retained loss for the period	—	—	—	—	—	(41,363)	(41,363)
Exchange difference on translation of foreign currency net investments	—	—	—	—	2,293	—	2,293
Total comprehensive income/(expense) for the period	—	—	—	—	2,293	(41,363)	(39,070)
Balance at 30 September 2016	3,066	6,800	617	32,448	7,136	(36,125)	13,942
Balance at 1 January 2015	3,066	6,800	617	32,448	4,437	9,459	56,827
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(5)	(5)
Share based payments: value of employee services	—	—	—	—	—	249	249
Dividends payable	—	—	—	—	—	(1,830)	(1,830)
Transactions with owners	—	—	—	—	—	(1,586)	(1,586)
Retained loss for the period	—	—	—	—	—	(2,784)	(2,784)
Exchange differences on translation of foreign currency net investments	—	—	—	—	260	—	260
Total comprehensive income/(expense) for the period	—	—	—	—	260	(2,784)	(2,524)
Balance at 30 September 2015	3,066	6,800	617	32,448	4,697	5,089	52,717

F-4

Vislink plc

CONSOLIDATED GROUP STATEMENT OF FINANCIAL POSITION
As at 30 September 2016 and 30 September 2015

	Notes	30 September 2016 (Unaudited) £000	31 December 2015 (Audited) £000
Assets
Non-current assets
Intangible assets	8	12,298	42,291
Property, plant and equipment	8	1,986	2,201
Deferred tax assets		43	4,461
		14,327	48,953
Current assets
Inventories		8,685	12,696
Trade and other receivables		17,087	18,751
Cash and cash equivalents	9	489	3,251
		26,261	34,698
Liabilities
Current liabilities
Financial liabilities-borrowings	9	15,000	9,000
Trade and other payables		9,718	13,554
Current tax liabilities		241	239
Provisions for other liabilities and charges	10	537	272
		25,496	23,065
Net current assets		765	11,633
Non-current liabilities
Deferred tax liabilities		1,092	5,714
Provisions for other liabilities and charges	10	58	420
		1,150	6,134
Net assets		13,942	54,452
Shareholders’ equity
Ordinary shares		3,066	3,066
Share premium account		6,800	6,800
Capital redemption reserve		617	617
Merger reserve		32,448	32,448
Translation reserve		7,136	4,843
Retained earnings		(36,125)	6,678
Total shareholders’ equity		13,942	54,452

F-5

Vislink plc

CONSOLIDATED GROUP CASH FLOW STATEMENT
For the nine months ended 30 September 2016 and 30 September 2015

	Notes	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Cash flows from operating activities
Cash (used in)/generated from operations	11	(3,578)	(2,178)
Interest paid		(246)	(164)
Taxation paid		(173)	(771)
Net cash outflow from operating activities		(3,997)	(3,113)
Cash flows from investing activities
Interest received		3	2
Proceeds from sale of property, plant and equipment		—	337
Proceeds from sale of intangibles		—	61
Purchase of property, plant and equipment	8	(254)	(408)
Expenditure on capitalised development costs	8	(2,813)	(2,676)
Net cash used in investing activities		(3,064)	(2,684)
Cash flows from financing activities
Net proceeds from new bank loans	9	6,000	1,000
Dividend paid to shareholders		(1,839)	(1,830)
Purchase of shares		—	(5)
Net cash generated from/(used in) financing activities		4,161	(835)
Net decrease in cash and cash equivalents		(2,900)	(6,632)
Cash and cash equivalents at beginning of period		3,251	8,380
Effect of foreign exchange rate changes	9	138	28
Cash and cash equivalents at end of period	9	489	1,776

F-6

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

1. GENERAL INFORMATION

Vislink plc (“the Company”) and its subsidiaries (together “the Group”) is a global software and technology business specialising in solutions for the live collection, delivery and playout automation of high quality video ‘from scene to screen’.

For the broadcast markets, Vislink provides wireless communication solutions for the collection of live news, sport and entertainment as well as software solutions for channel playout automation, channel-in-a-box and video content management. Vislink also provides secure video communications for surveillance and public safety applications such as law enforcement and homeland security.

Vislink employs over 250 people worldwide with offices in the UK, USA, UAE and Singapore and manufacturing operations in the UK and the USA. Vislink has net assets of over £13.0 million and continues to invest in innovation.

The Company is listed on the AIM market of the London Stock Exchange and incorporated and domiciled in the UK. The address of its registered office is Marlborough House, Charnham Lane, Hungerford, Berkshire, RG17 0EY. The registered number of the Company is 4082188.

This condensed consolidated financial information does not comprise statutory accounts within the meaning of section 434 of the Companies Act 2006. Statutory accounts for the year ended 31 December 2015 were approved by the Board of Directors on 6 April 2016 and delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified, contained an emphasis of matter paragraph and did not contain any statement under section 498 of the Companies Act 2006. These financial statements have been prepared in accordance with US GAAS.

Going Concern

In the half year results for the six months ended 30 June 2016, the Group reported a reduction in spend from broadcasters resulting in a fall in profitability and the implementation of a business improvement plan for Vislink Communication Systems. Trading for Vislink Communication Systems remains challenging, with the downturn in performance continuing into Q3. The Group continues to be in conversation with its bankers, who having waived the 30 June 2016 covenant test, have recently deferred the 30 September 2016 covenant test until 30 November 2016.

As at 30 September 2016 net debt was £14.5m (cash £0.5m and bank debt £(15.0)m). The Group is fully utilising its RCF facility and forecasts that it will be in breach of its deferred banking covenants at 30 November 2016, meaning that it is reliant on the ongoing support of its bankers.

In order to assess the appropriateness of preparing the consolidated interim financial information on the going concern basis, management have prepared detailed projections of expected future cash flows out to 31 January 2016 and a higher level review to December 2017, and these have been reviewed by the Board.

Whilst challenging, Management are implementing an improvement plan directed at enabling the business to remain within its borrowing facilities through a combination of actively managing cash, cutting unnecessary expenditure and looking at other sources of finance or disposal opportunities within the Group. As part of this process, a binding agreement was entered into on 20 October 2016 for the sale of Vislink Communications Systems to xG Technology Inc for $16m.

In reaching their decision that the consolidated interim results should be prepared on the going concern basis, the Board has considered the forecast covenant breach. If the Group is not in compliance with its financing arrangements, the lender can immediately call for repayment of the loan, and the Group has insufficient cash to repay the secured loan in full without securing additional funding. However, the Group is in constructive discussions with its bankers.

F-7

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

1. GENERAL INFORMATION - (continued)

The condition identified above, regarding the ongoing support of the Group’s bankers, indicates the existence of a material uncertainty that may cast significant doubt about the Group’s ability to continue as a going concern. The consolidated interim financial information does not include the adjustments that would result if the Group was unable to continue as a going concern.

Principal risks and uncertainties

The principal risks and uncertainties affecting the business activities of the Group remain those detailed on page 37 of the 2015 Annual Report, a copy of which is available on the Group website at www.vislinkplc.com, together with the banking uncertainties as referred to above. The Board considers that these are a current reflection of the main risks and uncertainties facing the business for the remaining six months of the financial year. The Group notes that this is not an exhaustive list. The Group’s risk management process remains unchanged from 31 December 2015 and is described in detail in the 2015 Annual Report. The principal risks considered by the Board relate to global economic conditions and those associated with the Group’s markets, reputation, overseas operations, customer defaults, senior management and foreign exchange, and the banking uncertainties. The principal exchange rates used in the preparation of this condensed consolidated half year financial information are provided in note 12.

2. BASIS OF PREPARATION

This condensed consolidated financial information for the nine months ended 30 September 2016 and nine months ended 30 September 2015 has been prepared in accordance with IAS 34, ‘Half year financial reporting’. The condensed consolidated nine months financial information should be read in conjunction with the annual financial statements for the year ended 31 December 2015, which have been prepared in accordance with IFRSs as issued by the IASB.

The Directors believe that the basis of preparation applied is appropriate for the intended use of the condensed consolidated financial information, which is to provide historical financial information to xG Technology Inc to assist xG Technology Inc in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

This financial information is not the statutory financial information of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, this financial information does not present information on Vislink PLC as a separate legal entity.

The preparation of the financial information requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results ultimately may differ from these estimates.

3. ACCOUNTING POLICIES

The accounting policies applied are consistent with those of the annual financial statements for the year ended 31 December 2015, as described in those annual financial statements.

Non-recurring items are included under other expenses in the financial statements and is disclosed and described separately in note 5 where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of income or expense that have been shown separately due to the significance of their nature or amount.

Taxes on income in the nine month periods are accrued using the tax rate that would be applicable to expected total annual earnings on a country by country basis.

F-8

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

4. SEGMENTAL ANALYSIS

The two markets in each of the divisions are Broadcast and Surveillance and public safety. As the divisions manage and control the markets directly, costs are shared across markets in certain divisions which means that any allocation of costs to markets would be arbitrary. The focus of management is to ensure that the appropriate material margins are being achieved in each market as a sub analysis of the divisional performance.

The segment information provided to the Executive Management Board for the reportable continuing segments for the periods ended 30 September 2016 and 30 September 2015 is as follows:

	Vislink Communication Systems		Pebble Beach Systems		TOTAL
	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000	9 months to 30 September 2016 £000	9 months to 30 September 2015 £000
Revenue	23,542	29,510	8,277	7,140	31,819	36,650
Operating (loss)/profit:
Adjusted operating (loss)/profit	(3,875)	1,302	1,880	1,784	(1,995)	3,086
Central costs					(2,236)	(1,878)
Group adjusted operating profit					(4,231)	1,208
Amortisation and impairment of goodwill and acquired intangibles	(24,035)	(742)	(1,064)	(1,061)	(25,099)	(1,803)
Non-recurring items	(11,603)	(2,045)	—	—	(11,603)	(2,045)
Central non-recurring items	—	—	—	—	(145)	(16)
Group total operating (loss)/profit	(39,513)	(1,485)	816	723	(41,078)	(2,656)
Finance (costs)/income – net	(5)	(152)	2	—	(3)	(152)
Central finance (costs)/income – net	—	—	—	—	(240)	(10)
(Loss)/profit before tax	(39,518)	(1,637)	818	723	(41,321)	(2,818)

GEOGRAPHIC REVENUE ANALYSIS BY DESTINATION	Nine months to 30 September 2016 (Unaudited) £’000	Nine months to 30 September 2015 (Unaudited) £’000
UK & Europe	11,858	13,254
Americas	12,488	15,341
Middle East and Africa	4,585	4,702
Asia/Pacific	2,888	3,353
	31,819	36,650

The amounts reported to the Executive Chairman with respect to total net assets are measured in a manner consistent with that of the financial statements. The assets are allocated based on the operations of the segment and the physical location of the asset.

NET ASSETS	Nine months to 30 September 2016 (Unaudited) £’000	Year ended 31 December 2015 (Audited) £’000
Vislink Communication Systems	19,615	52,509
Pebble Beach Systems	9,227	8,810
Segment net assets	28,842	61,319
Central net liabilities	(14,900)	(6,867)
Total Group net assets	13,942	54,452

F-9

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

5. NON-RECURRING ITEMS

The following items of unusual nature, size or incidence have been charged to operating profit during the period and are described as non-recurring and included within other expenses in the income statement.

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Rationalisation and redundancy costs	90	2,045
Inventory write down	5,561	—
Capitalised development costs write down	6,092	—
Onerous property commitments	(141)	—
Acquisition related costs	146	16
Total non-recurring items	11,748	2,061

It was announced on 6 July 2016 that the Board had initiated a business improvement plan triggered by market conditions and a detailed review was carried out of inventory and capitalised development costs to identify increasingly inappropriate legacy technology and products. As a consequence a significant inventory write-down of £5.5 million has been recorded, along with a £0.8 million impairment of capitalised development costs, totalling £6.3 million.

These adjustments will ensure that the VCS product portfolio is focussed on key, leading-edge technologies. This, combined with the continuing development of new IP products, will ensure the business is well positioned to capitalise on the ever-evolving technology shift.

In addition, as a result of H1 performance and expected outturn for the year, management considered that there had been an impairment trigger requiring an impairment review of intangible assets. This led to a write down of goodwill and acquired intangibles of £23.3 million at the half year, as a result of a downgrading of the forecasts for the business.

6. TAX ON PROFIT ON ORDINARY ACTIVITIES

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Current tax:
UK corporation tax	—	—
Foreign tax	59	—
Adjustments in respect of prior years	215	8
Total current tax	274	8
Deferred tax:
UK corporation tax	290	(42)
Impact of change in tax rate	—	—
Foreign tax	(522)	—
Adjustments in respect of prior years	—	—
Total deferred tax	(232)	(42)
Total taxation charge	42	(34)

F-10

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

6. TAX ON PROFIT ON ORDINARY ACTIVITIES - (continued)

The tax charge for the nine months ended 30 September 2016 is based on the full year estimated effective tax rate of 0 per cent for the UK which is significantly lower than the standard rate principally due to the utilisation of tax losses and enhanced Research and Development claims. Deferred tax is calculated in full on temporary differences under the liability method using a tax rate appropriate to the country in which the deferred tax liability or asset has arisen. Deferred tax assets have been recognised in respect of all tax losses and other temporary differences to the extent that they are regarded as recoverable against future profits.

7. EARNINGS PER ORDINARY SHARE

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period, excluding those held in the employee share trust which are treated as cancelled. Earnings per share is calculated by reference to a weighted average of 121,977,000 ordinary shares in issue during the period (30 September 2015: 121,870,000 and 31 December 2015: 121,910,000).

For diluted earnings per share the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The dilutive shares are those share options granted to employees where the exercise price is less than the average market price of the company’s ordinary shares during the period.

Adjusted earnings

The directors believe that the adjusted operating profit, adjusted profit before tax, adjusted earnings and adjusted earnings per share provide additional useful information on underlying trends to shareholders. These measures are used by management for internal performance analysis and incentive compensation arrangements. The term “adjusted” is not a defined term used under IFRS and may not therefore be comparable with similarly titled profit measurements reported by other companies. The principal adjustments are made in respect of the amortisation of acquired intangibles, impairment of goodwill and non-recurring costs and their related tax effects.

The reconciliation between reported and adjusted earnings and basic earnings per share for the continuing business is shown below:

	Nine months to 30 September 2016			Nine months to 30 September 2015
	£000	Pence per share		£000	Pence per share
Reported loss per share	(41,363)	(33.9	)p	(2,784)	(2.3	)p
Amortisation of acquired intangibles after tax	24,616	19.7	p	1,624	1.3	p
Non-recurring costs after tax	9,398	8.3	p	1,649	1.4	p
Adjusted (loss)/earnings per share	(7,349)	(5.9	)p	489	0.4	p

F-11

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

8. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Property, plant and equipment
Opening net book value as at 1 January	2,201	2,665
Additions	254	408
Disposals	—	(337)
Depreciation	(525)	(556)
Exchange adjustment	56	20
Closing net book value	1,986	2,200
Intangible assets
Capitalised development costs
Opening net book value as at 1 January	10,091	9,441
Additions	2,813	2,676
Amortisation	(2,304)	(2,177)
Impairment	(6,092)	—
Exchange adjustment	369	170
Capitalised development costs closing net book value	4,877	10,110
Goodwill and acquired intangible assets
Opening net book value as at 1 January	32,200	34,242
Disposals	(99)	(61)
Amortisation and impairment	(25,100)	(1,808)
Exchange adjustment	420	185
Goodwill and acquired intangible assets closing net book value	7,421	32,558
Total closing net book value of intangible assets	12,298	42,668

Historical goodwill acquired in business combinations was allocated, at acquisition, to the cash-generating units (CGUs) that were expected to benefit from those business combinations, being the markets that the Group serves, namely Broadcast, Surveillance and Public Safety, Amplifier Technology Limited and Pebble Beach Systems Limited.

In accordance with the requirements of IAS 36 “Impairment of assets”, goodwill is required to be tested for impairment on an annual basis or when there is a triggering event, with reference to the value of the cash-generating units in question. The downturn in trading performance is considered to be a trigger and an impairment review has been performed. The goodwill relating to the Surveillance and Public Safety market was fully written down in 2010. The Group acquired Amplifier Technology in 2013 which is a separate CGU and Pebble Beach Systems in 2014 which is also a separate CGU, therefore impairment reviews have been undertaken in respect of the Broadcast market and Amplifier Technology. No impairment trigger is considered to exist for Pebble Beach Systems. The carrying value of goodwill at 30 September 2016 is £3.2 million (2015: £24.8 million) consisting of £nil for the Broadcast market (2015: £20.5 million), £nil for Amplifier Technology (2015: £1.1 million) and £3.2 million for Pebble Beach Systems (2015: £3.2 million).

The carrying value of all CGUs (including goodwill) have been assessed with reference to value in use over a projected period of four and a half years, along with a terminal value. This reflects projected cash flows based on management projections.

F-12

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

8. PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS - (continued)

The key assumptions on which the value in use calculations are based relate to business performance over the next four and a half years, long term growth rates beyond 2016 and the discount rate applied. It has been assumed there will be no long term growth of either Amplifier Technology or Broadcast and growth of 3% for Pebble Beach Systems. In accordance with accounting standards, it has also been assumed that there will be no savings resulting from future restructuring which is yet to occur.

A pre-tax discount rate of 8.9 per cent has been used. In respect of the Broadcast market and Amplifier Technology the value in use was found to be lower than the carrying value resulting in the impairment of goodwill of £20.6m for Broadcast and £1.1m for Amplifier Technology.

9. CASH, BORROWINGS AND LOANS

The movements in cash and cash equivalents (net of overdrafts), borrowings and loans in the period were as follows:

	Net cash and cash equivalents £000	Other borrowings £000	Total net cash £000
Nine months ended 30 September 2016
At 1 January 2016	3,251	(9,000)	(5,749)
Cash flow for the period before financing	(8,900)	—	(8,900)
Movement in borrowings in the period	6,000	(6,000)	—
Exchange rate adjustments	138	—	138
At 30 September 2016	489	(15,000)	(14,511)
Nine months ended 30 September 2015
At 1 January 2015	8,380	(8,000)	380
Cash flow for the period before financing	(7,632)	—	(7,632)
Movement in borrowings in the period	1,000	(1,000)	—
Exchange rate adjustments	28	—	28
At 30 September 2015	1,776	(9,000)	(7,224)

The Group held cash of £0.5 million at the period-end and taken together with the outstanding debt of £15.0 million, there was a net debt position of £14.5 million.

In the period the Group has drawn down an additional £6.0 million of funds from the existing Revolving Credit Facility (RCF), the facility is therefore fully utilised.

10. PROVISIONS FOR OTHER LIABILITIES AND CHARGES

	Nine months to 30 September 2016 (Unaudited) £000	Year ended 31 December 2015 (Audited) £000
Warranty provision	202	188
Property provision	393	504
	595	692
Amounts due within one year	537	272
Amounts due after one year	58	420
	595	692

F-13

Vislink plc

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
For the nine months ended 30 September 2016 and 30 September 2015

10. PROVISIONS FOR OTHER LIABILITIES AND CHARGES - (continued)

Warranty provisions are made in respect of the expected future warranty costs in certain businesses based on historic actual costs. Warranty periods on products are generally between one and two years.

The property provision consists of a provision for vacated leasehold properties acquired as part of the Gigawave acquisition and a vacated property provision for the Vislink International Hemel Hempstead site, created as a result of the restructuring that was conducted in 2015.

The current period property provision movement relates to the release of some of the vacant property provision for the Vislink International Hemel Hempstead site.

The property provision represents the estimated future liabilities associated with the properties.

11. NOTES TO THE CASH FLOW STATEMENT

Net cash flow from operating activities comprises:

	Nine months to 30 September 2016 (Unaudited) £000	Nine months to 30 September 2015 (Unaudited) £000
Loss before tax	(41,321)	(2,818)
Depreciation	525	556
Amortisation and impairment of development costs	8,396	2,177
Amortisation and impairment of goodwill and acquired intangibles	25,100	1,808
Share based payment expenses	399	249
Finance income from continuing operations	(3)	(2)
Finance costs from continuing operations	246	164
Decrease/(Increase) in inventories	3,797	(2,825)
Decrease/(increase) in trade and other receivables	2,583	3,900
Decrease in payables	(3,188)	(5,271)
(Decrease)/increase in provisions	(112)	(116)
Net cash (outflow)/inflow from operating activities	(3,578)	(2,178)

12. FOREIGN EXCHANGE RATES

The principal exchange rates used by the Group in translating overseas profits and net assets into GBP are set out in the table below.

	Nine months to 30 September 2016 (Unaudited)	Nine months to 30 September 2015 (Unaudited)	Year ended 31 December 2015 (Audited)
Average rate for the period
US dollar	1.3915	1.5324	1.5286
Period end rate
US dollar	1.2991	1.5147	1.4819

F-14

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

F-15

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

Report of Independent Auditors

To the Directors

We have audited the accompanying consolidated financial statements of Vislink plc and its subsidiaries, which comprise the consolidated balance sheetsas of 31 December 2015 and 31 December 2014, and the related consolidated statements of income and comprehensive income, of shareholders’ equity and of cash flows for the periods then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (“IASB”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vislink plc and its subsidiaries as of 31 December 2015 and 31 December 2014, and the results of their operations and their cash flows for the years then ended in accordance with IFRS as issued by IASB.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital and cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Bristol, UK
1 December 2016

F-16

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 £000		2014 £000
Revenue	5	57,811		61,931
Cost of sales		(31,800)		(33,519)
Gross profit		26,011		28,412
Sales and marketing expenses		(9,423)		(8,817)
Research and development expenses		(5,757)		(5,558)
Administrative expenses		(6,110)		(6,833)
Other expenses	6	(5,475)		(1,692)
Operating (loss)/profit	6	(754)		5,512
Finance costs	8	(248)		(169)
Finance income	8	8		24
(Loss)/profit before tax		(994)		5,367
Tax	9	91		(1,623)
(Loss)/profit for the year being profit attributable to owners of the parent		(903)		3,744
Basic (loss)/earnings per share	11	(0.7	)p	3.2	p
Diluted (loss)/earnings per share	11	(0.7	)p	3.1	p

F-17

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2015

	2015 £000	2014 £000
(Loss)/profit for the financial year	(903)	3,744
Other comprehensive income – items that may be reclassified subsequently to profit or loss:
Exchange difference on translation of overseas operations	406	483
Total comprehensive (expense)/income for the year attributable to owners of the parent	(497)	4,227

F-18

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2015

	Note	2015 £000	2014 £000
Assets
Non-current assets
Intangible assets	12	42,291	43,683
Property, plant and equipment	13	2,201	2,665
Deferred tax assets	22	4,461	3,712
Total non-current assets		48,953	50,060
Current assets
Inventories	14	12,696	12,884
Trade and other receivables	15	18,751	15,956
Cash and cash equivalents	16	3,251	8,380
Total current assets		34,698	37,220
Liabilities
Current liabilities
Financial liabilities – borrowings	19	9,000	5,600
Trade and other payables	17	13,554	15,810
Current tax liabilities	18	239	747
Provisions for other liabilities and charges	21	272	280
Total current liabilities		23,065	22,437
Net current assets		11,633	14,783
Non-current liabilities
Financial liabilities – borrowings	19	—	2,400
Deferred tax liabilities	22	5,714	5,338
Provisions for other liabilities and charges	21	420	278
Total non-current liabilities		6,134	8,016
Net assets		54,452	56,827
Equity attributable to owners of the parent
Ordinary shares	23	3,066	3,066
Share premium		6,800	6,800
Capital redemption reserve		617	617
Merger reserve		32,448	32,448
Translation reserve		4,843	4,437
Retained earnings		6,678	9,459
Total equity		54,452	56,827

These financial statements were approved by the Board of Directors on December 1, 2016 and were signed on its behalf by:

John Hawkins
Director

F-19

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2015

	Called up share capital £000	Share premium £000	Capital redemption reserve £000	Merger reserve £000	Translation reserve £000	Retained earnings £000	Total equity £000
At 1 January 2014	2,848	4,900	617	30,565	3,954	6,718	49,602
Comprehensive income
Profit for the financial year	—	—	—	—	—	3,744	3,744
Exchange differences on translation of overseas operations	—	—	—	—	483	—	483
Total comprehensive income for the year	—	—	—	—	483	3,744	4,227
Transactions with owners
Share based payments: Value of employee services	—	—	—	—	—	500	500
Issue of share capital	218	1,900	—	1,883	—	—	4,001
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(30)	(30)
Dividends paid (note 10)	—	—	—	—	—	(1,473)	(1,473)
Total transactions with owners	218	1,900	—	1,883	—	(1,003)	2,998
Balance at 1 January 2015	3,066	6,800	617	32,448	4,437	9,459	56,827
Comprehensive income
Loss for the financial year	—	—	—	—	—	(903)	(903)
Exchange differences on translation of overseas operations	—	—	—	—	406	—	406
Total comprehensive income/(expense) for the year	—	—	—	—	406	(903)	(497)
Transactions with owners
Share based payments: Value of employee services	—	—	—	—	—	(43)	(43)
Adjustment in respect of Employee Share Ownership Plan	—	—	—	—	—	(5)	(5)
Dividends paid (note 10)	—	—	—	—	—	(1,830)	(1,830)
Total transactions with owners	—	—	—	—	—	(1,878)	(1,878)
Balance at 31 December 2015	3,066	6,800	617	32,448	4,843	6,678	54,452

F-20

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2015

	Note	2015 £000	2014 £000
Cash flow from operating activities
Cash generated from operations	24	605	7,999
Interest paid		(248)	(169)
Taxation paid		(918)	(102)
Net cash (outflow)/inflow from operating activities		(561)	7,728
Cash flow from investing activities
Interest received		8	24
Acquisition of subsidiary (net of cash acquired)		—	(7,003)
Proceeds from sale of property, plant and equipment		338	1
Proceeds from sale of intangibles		61	—
Purchase of property, plant and equipment	13	(605)	(919)
Expenditure on capitalised development costs	12	(3,582)	(3,647)
Net cash used in investing activities		(3,780)	(11,544)
Cash flow from financing activities
New bank loans		1,000	8,000
Dividend paid	10	(1,830)	(1,473)
(Purchase)/issue of shares		(5)	2,000
Net cash (used in)/generated from financing activities		(835)	8,527
Net (decrease)/increase in cash and cash equivalents		(5,176)	4,711
Effect of foreign exchange rate changes		47	(36)
Cash and cash equivalents at 1 January		8,380	3,705
Cash and cash equivalents at 31 December	16	3,251	8,380

F-21

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

1. GENERAL INFORMATION

Vislink plc (“the Company”) and its subsidiaries (together “the Group”) is a leading global software and technology business specialising in solutions for the live collection, delivery and playout automation of high quality live video ‘from scene to screen’. For the broadcast markets, the Group provides wireless communication solutions for the collection of live news, sport and entertainment as well as software solutions for channel playout automation, Channel in a Box and video content management. The Group also provides secure video communications for surveillance and public safety applications such as law enforcement and homeland security. The Group employs over 250 people worldwide with offices in the UK, USA, UAE, and Singapore and manufacturing operations in the UK and the USA. The Group has net assets of £54.4 million and continuously invests in innovation.

The Company is listed on the AIM market of the London Stock Exchange (AIM:VLK). For further information, visit www.vislinkplc.com.

The Company is incorporated and domiciled in the UK. The address of its registered office is Marlborough House, Charnham Lane, Hungerford, Berkshire, RG17 0EY.

The registered number of the Company is 04082188.

2. SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

BASIS OF ACCOUNTING

The Group financial statements have been prepared on a going concern basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) and interpretations issued by the IFRS Interpretations Committee (IFRS IC).

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumption and estimates are significant to the Group financial statements, are disclosed in note 4.

During the current reporting year there were no new standards or amendments which had a material impact on the net assets of the Group. The impact of standards or amendments issued but not yet effective is yet to be ascertained.

The Directors believe that the basis of preparation applied is appropriate for the intended use of these financial statements, which is to provide historical financial information to xG Technology Inc to assist xG Technology Inc in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

These financial statements are not the statutory financial statements of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, these financial statements do not present information on Vislink PLC as a separate legal entity. The Group financial statements have been prepared on a going concern basis under the historical cost basis of accounting, except where fair value measurement is required under IFRS as described below.

F-22

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

BASIS OF CONSOLIDATION

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries) made up to 31 December 2015. Control is achieved when the Company:

•	has the power over the investee;

•	is exposed, or has rights, to vary from its involvement with the investee; and

•	has the ability to use its power to affect its returns

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.

Inter-company transactions, balances, income and expenses on transactions between Group companies are eliminated. Profits and losses resulting from the inter-company transactions that are recognised in assets are also eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

BUSINESS COMBINATIONS

The Group applies the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair values of assets transferred, the liabilities assumed and the equity interests issued by the Group. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

Any contingent consideration to be transferred by the Group is recognised at the fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration that is deemed to be an asset or liability is recognised in accordance with IAS 39 either in profit or loss or as a change to other comprehensive income. Contingent consideration that is classified as equity is not re-measured, and its subsequent settlement is accounted for within equity.

Costs directly attributable to an acquisition are charged directly to the income statement as incurred.

Goodwill is initially measured as the excess of the aggregate of the consideration transferred and the fair value of the non-controlling interest over the net identifiable assets acquired and liabilities assumed. If this consideration is lower than the fair value of the net assets of the subsidiary acquired, the difference is recognised in the income statement.

SEGMENTAL REPORTING

The Group’s internal organisational and management structure and its system of internal financial reporting to the Board of directors are based on the product offerings of each of its businesses. These comprise of two divisions, Vislink Communication Systems and Pebble Beach Systems. Each division has its own managing director and finance director who work with the Group Finance Director, under the chairmanship of the Executive Chairman to oversee the running of the Group. The chief operating decision-maker has been identified as the Board.

F-23

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

The Board reviews the Group’s internal financial reporting in order to assess performance and allocate resources. Management have therefore determined that the operating segments for the Group will be based on these reports.

The Vislink Communication Systems business is responsible for the sales and marketing of all Group hardware products and services. It is also the product centre for the Advent satcom communication products, Link and Gigawave wireless camera systems and the associated Microwave and Amplifier products.

The Pebble Beach Systems business is responsible for the sales and marketing of all Group software products and services.

Group management are focused on developing global revenue growth from the two main markets that the Group serves, Broadcast and Surveillance and Public Safety. Segmental reporting is therefore also provided by reference to revenue by market by geographic region.

FOREIGN CURRENCY TRANSLATION

(a) Functional and presentation currency

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The Group financial statements are presented in pounds sterling (GBP), which is the Company’s functional and presentation currency.

(b) Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

(c) Group companies

Trading results and financial position of all Group entities (none of which has the currency of a hyper-inflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	assets and liabilities for each statement of financial position presented are translated at the closing rate of exchange prevailing at the reporting date;

•	income and expenditure for each income statement are translated at the average rates of exchange prevailing during the year; and

•	all resulting exchange differences arising from restatement of the opening statements of financial position and trading results of overseas subsidiaries are recognised as a separate component of shareholders’ equity

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.

F-24

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

INTANGIBLE ASSETS

(a) Goodwill

Goodwill represents the excess of the fair value of the purchase consideration for the interest in subsidiary undertakings over the fair value to the Group of the net assets acquired, including acquired intangible assets and any contingent liabilities.

Goodwill is tested annually or more frequently if events or circumstances indicate potential impairment. Impairment losses are recognised for the amount by which an asset’s carrying amount exceeds its recoverable amount; that recoverable amount is the higher of the asset’s fair value less costs to sell and its value in use. Impairments of goodwill are not reversed. Gains and losses on the disposal of an entity will be net of the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash-generating units for the purposes of impairment testing. The allocation is made to cash-generating units that are expected to benefit from the business combination in which the goodwill arose.

(b) Acquired intangibles

Intangible assets acquired as part of business combinations are capitalised at fair value at the date of acquisition. Following the initial recognition, the carrying amount of an intangible asset is its cost less accumulated amortisation and any accumulated impairment losses. Amortisation is charged on the basis of the estimated useful life on a straight-line basis and the expense is taken to the income statement (note 12).

The Group has recognised customer relationships, intellectual property and brands as separately identifiable acquired intangible assets. The useful economic life attributed to each intangible asset is determined at the time of acquisition and ranges from five to ten years.

Impairment reviews are undertaken when the directors consider that there has been a potential indication of impairment.

(c) Research and development costs

Research expenditure is written off as incurred.

Where development expenditure meets the criteria for capitalisation as set out in IAS 38 “Intangible Assets” the costs are capitalised. The key eligibility criteria for capitalisation relate to:

•	the identification of development costs. In general the Group’s research and development activities are closely interrelated and it is not until the technical feasibility of a product can be determined with reasonable certainty that development costs are separately identifiable; and

•	the generation of future economic benefit. Intangible assets are not recognised unless the resultant product is expected to generate future economic benefit in excess of the amount capitalised

Development costs are amortised over the estimated useful life of the products with which they are associated. Amortisation commences when a new product is in commercial production. The amortisation period ranges from one to five years. If a product becomes unviable the deferred development costs are written off.

F-25

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and any provision for impairment. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use.

Depreciation is calculated in order to write off the cost of property, plant and equipment, other than land, over their estimated useful lives by equal annual instalments using the following rates:

Freehold land and buildings	2 per cent for buildings No depreciation on land

Leasehold improvements	The remaining term of the lease

Fixtures and fittings	10 per cent

Plant, tools, test and computer equipment	10 per cent – 33 per cent

LEASES

Operating leases are leases where the risks and rewards of ownership are retained by the lessor. Rentals payable under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

INVENTORIES

Inventories are stated at the lower of cost and net realisable value. Cost represents direct costs incurred and, where applicable, production or conversion costs and other costs to bring the inventory to its existing condition and location. Inventory is accounted for on a standard cost basis. Net realisable value comprises the actual or estimated selling price less all further costs to completion, and less all costs to be incurred in marketing, selling and distribution. Provisions for inventories are recognised when the book value exceeds its net realisable value. The Group makes provision for slow-moving, obsolete and defective inventory as appropriate.

TRADE RECEIVABLES

Trade receivables are initially recognised at fair value, being the original invoice amount, and subsequently measured at amortised cost less provision for impairment. A provision for impairment is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivable. Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. Older debts are considered to be impaired unless there is sufficient evidence to the contrary that they will be settled. The amount of the provision is the difference between the assets’ carrying value and the present value of the estimated future cash flows. The carrying amount of the asset is reduced through the use of an allowance account, and the amount of the loss is recognised in the income statement.

When a trade receivable is uncollectable it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited to the income statement.

CASH AND CASH EQUIVALENTS

Cash and short term deposits in the statement of financial position comprise cash at bank and in hand and short term deposits with an original maturity of less than three months.

F-26

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

For the purposes of the consolidated cash flow statement, cash and cash equivalents consist of cash and short term deposits as defined above, together with bank overdrafts where applicable.

SHARE CAPITAL

Ordinary shares are classified as equity. Proceeds in excess of the nominal value of shares issued are allocated to the share premium account and are also classified as equity. Incremental costs directly attributable to the issue of new ordinary shares or options are deducted from the share premium account.

Where shares are issued in part or full consideration for the acquisition of more than 90 per cent of the issued share capital of another company, the excess of value attributed to the shares over the nominal value of shares issued is allocated to the merger reserve. The merger reserve is also classified as equity.

TRADE PAYABLES

Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

CURRENT AND DEFERRED TAXATION

The current tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the reporting date in the countries where the Company’s subsidiaries operate and generate taxable income. Management evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establish provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred tax is provided, using the liability method, on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax liabilities are recognised in respect of all temporary differences except where the deferred tax liability arises from the initial recognition of goodwill in business combinations.

Deferred tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and tax losses, to the extent that they are regarded as recoverable. They are regarded as recoverable where, on the basis of available evidence, there will be suitable taxable profits against which the future reversal of the underlying temporary differences can be deducted. The carrying value of the amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all, or part, of the tax asset to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on the tax rates (and tax laws) that have been enacted at the reporting date.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

F-27

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

EMPLOYEE BENEFITS

(a) Pension obligations

The Group employees are members of defined contribution money purchase schemes where the obligations of Group companies are charged to the income statement as they are incurred. The Group has no further obligations once the contributions have been paid.

(b) Share based compensation

The Group operates a number of equity-settled, share based compensation plans, under which the Group receives services from employees as consideration for equity instruments (options) in the Company. The fair value of the employee services received in exchange for the grant of the options is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted:

•	including any market performance conditions (for example, the Group’s share price);

•	excluding the impact of any service and non-market performance vesting conditions (for example, profitability, sales growth targets and remaining an employee of the entity over a specified time period); and

•	including the impact of any non-vesting conditions (for example, the requirement for employees to save)

Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. The total expense is recognised over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. At the end of each reporting period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognises the impact of the revision to original estimates, if any, in the income statement, with a corresponding adjustment to equity.

When the options are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium when the options are exercised.

(c) Employee Share Ownership Plan

The Group’s Employee Share Ownership Plan (ESOP) is a separately administered trust. The Company guarantees liabilities of the ESOP, and the assets of the ESOP mainly comprise shares in the Company. The assets, liabilities, income and costs of the ESOP have been included in the Group financial statements.

PROVISIONS

Provisions are made in respect of residual onerous long leasehold properties where expected future rental costs are in excess of expected income from subletting.

Provision is made for product warranty claims to the extent that the Group has a current obligation under warranties given. Warranty accruals are based on historic warranty claims experience. Provisions are discounted to their present value where the impact is significant.

F-28

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

REVENUE RECOGNITION

(a) Sale of goods

Revenue represents amounts receivable from external customers for goods sold by Group companies in the ordinary course of business and excluding value added tax. Sales are recognised in accordance with IAS 18 “Revenue”, when the significant risks and rewards of ownership of the goods are transferred to the customer, the sales price agreed and the receipt of payment can be assured.

(b) Construction contracts

From time to time the Group enters into construction contracts that will take a number of months to complete. Customer contracts that are expected to span more than one period end are recognised in revenue in accordance with IAS 11.

Where the outcome of a contract can be estimated reliably, revenue and costs are recognised by reference to the stage of completion of the contract activity at the reporting date. This is measured by the proportion of contract costs incurred for work performed to date relative to the estimated total contract costs, except where this would not be representative of the stage of completion. Variations in contract work, claims and incentive payments are included to the extent that they have been agreed with the customer.

Where the outcome of a contract cannot be estimated reliably, contract revenue is recognised to the extent of contract costs incurred that it is probable such costs will be recoverable.

Contract costs are recognised as expenses in the period in which they are incurred.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

(c) Sales of services

Revenue from service contracts that are not accounted for as construction contracts under IAS 11 is recognised in line with the delivery of service to the customer. Related costs are deferred on the statement of financial position and then recorded as a cost of sale when the revenue is recognised.

INTEREST INCOME

Interest income is recognised on a time apportionment basis.

DIVIDEND DISTRIBUTION

Dividend distribution to the Company’s shareholders is recognised as a liability in the Group’s financial statements in the period in which the dividends are approved by the Company’s shareholders.

NON-RECURRING ITEMS

These are material items excluded from management’s assessment of profit because by their nature they could distort the Group’s underlying quality of earnings. These are excluded to reflect performance in a consistent manner and are in line with how the business is managed and measured on a day-to-day basis.

F-29

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

2. SIGNIFICANT ACCOUNTING POLICIES - (continued)

IMPAIRMENT OF NON-FINANCIAL ASSETS

Assets that have an indefinite useful life, for example goodwill or intangible assets not ready for use, are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation or depreciation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

3. FINANCIAL RISK MANAGEMENT

FINANCIAL RISK FACTORS

The Group’s activities expose it to a variety of financial risks: market risk (foreign exchange risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of the financial markets and seeks to minimise the potential adverse effects on the Group’s financial performance.

Risk management policy is carried out through a central treasury function within the executive management team at the Group’s head office. The treasury function identifies, evaluates and manages financial risks in close co-operation with the Group’s operating units. The Board provides written principles for overall risk management whilst the central treasury function provides specific policy guidance for the operating units in terms of managing market risk, credit risk and cash and liquidity management.

(A) MARKET RISK

(i) Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily between the US dollar and GBP. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

At a transactional level the UK business has a broadly neutral exposure to foreign currency transactions, in that their revenues in euros and US dollars match their purchases. Foreign currency bank accounts are maintained to minimise exchange risk by trading currencies into sterling only when forecast surpluses or deficits are expected to arise. Approximately 30 per cent of the US business’ cost of goods sold comes from its fellow subsidiaries in the UK and is priced in US dollars. The flow of cash from the USA to the UK businesses is managed by central treasury in order to minimise the risk to the Group.

The exchange risk to the Group in terms of its reported results lies in the translation of the results of the US business from US dollars to GBP. The Group’s accounting policy is to translate the profits and losses of overseas operations using the average exchange rate for the financial year and the net assets and liabilities of overseas subsidiaries at the year end exchange rate. It continues to be the Group’s policy not to hedge the foreign currency exposures on the translation of overseas profits or losses and net assets or liabilities to sterling as they are considered to be accounting rather than cash exposures.

F-30

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

3. FINANCIAL RISK MANAGEMENT - (continued)

The principal exchange rates used by the Group in translating overseas profits and net assets into GBP are set out in the table below:

Rate compared to £ sterling	Average rate 2015	Average rate 2014	Year end rate 2015	Year end rate 2014
US dollar	1.529	1.648	1.482	1.561

Where overseas acquisitions are made, it is the Group’s policy to arrange any borrowings required in local currency.

It is the Group’s policy not to trade in financial instruments. The Group does not use interest rate swaps. The Group does not speculate in foreign currencies and no operating company is permitted to take unmatched positions in any foreign currency. The Group will use borrowings in currencies other than GBP where appropriate to specific transactions, such as overseas acquisitions. This policy has been in force throughout the financial year and remains so.

If the results for the year to 31 December 2014 had been translated at the 2015 average rate then the translation impact would be to increase prior year revenue by £1.6 million and decrease the profit before tax by £0.1 million.

(ii) Cash flow interest rate risk

Cash flow interest rate risk comprises the interest rate price risk that results from borrowing at both fixed and variable rates of interest.

(B) CREDIT RISK

Credit risk is managed on a Group basis, except for credit risk relating to accounts receivable balances.

Credit risk arises with cash balances and accounts receivables. The Group’s cash deposits are held at banks that have been carefully selected, taking into consideration their individual external credit ratings (note 16).

Each local subsidiary is responsible for managing and analysing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. It is the Group’s policy to obtain deposits from customers where possible, particularly overseas customers. In addition, the Group will seek confirmed letters of credit for the balances due. The nature of the customer base (for example, national TV stations, government procurement agencies) makes the use of credit insurance inappropriate. Credit risk is managed at the operating business unit level and monitored at the Group level to ensure adherence to Group policies. If there is no independent rating, the finance function assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board. The utilisation of credit limits is regularly monitored.

(C) LIQUIDITY RISK

A material portion of the Group’s net assets are represented by its cash balances. Any material loss of cash through ineffective investment of this resource would undermine our ability to generate growth in shareholder value. Similarly, an inability to access these funds would undermine the Group’s ability to meet its financial obligations. We have assessed the likelihood of loss to be low but with a high potential impact.

F-31

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

3. FINANCIAL RISK MANAGEMENT - (continued)

Therefore, in mitigation the Group’s liquidity risk management policy is to maintain sufficient cash and available funding through an adequate amount of committed credit facilities from its bankers, Santander. Due to the dynamic nature of the underlying businesses, central treasury aims to maintain flexibility in funding by keeping committed credit lines available, as disclosed in note 19.

The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than one year £000	Between one and two years £000	Between two and five years £000	Total £000
At 31 December 2015:
Bank loans (secured)	9,000	—	—	9,000
Trade and other payables	13,251	—	—	13,251
At 31 December 2014:
Bank loans (secured)	5,600	600	1,800	8,000
Trade and other payables	14,983	—	—	14,983

CAPITAL RISK MANAGEMENT

The Group’s objectives when managing capital are to safeguard the ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

Consistent with other businesses, the Group monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings (including “current and non-current borrowings” as shown in the statement of financial position) less cash and cash equivalents.

Total capital is the sum of equity plus net debt (or less net cash) being £60.2 million at 31 December 2015 (2014: £56.4 million).

It is the stated strategy of the Group to grow both organically and through acquisition. Acquisitions would be funded through an appropriate combination of equity and borrowings. Future gearing would not be expected to exceed 50 per cent.

FAIR VALUE ESTIMATION

The carrying value of trade receivables (less impairment provision) and payables are assumed to approximate to their fair value.

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS

In the process of applying the Group’s accounting policies, management has made accounting judgements in the determination of the carrying value of certain assets and liabilities. Due to the inherent uncertainty involved in making assumptions and estimates, actual outcomes will differ from those assumptions and estimates. The following judgements have the most significant effect on the amounts recognised in the financial statements.

F-32

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS - (continued)

ACCOUNTING FOR LONG TERM CONTRACTS

Amounts recognised in the income statement on long term contracts are a function of both the state of progress on contracts and the margins that are expected to be recognised for the completed contract. Accordingly, recognition of work in progress and margins on contracts that have not yet been completed requires management to make a careful estimate of the final costs, any expected increases as well as delays, extra costs and penalties that could reduce the expected margin.

The amounts recognised in the financial statements represent management’s best estimate of these key considerations at the reporting date.

ACQUIRED INTANGIBLES

Intangible assets (intellectual property, brands and customer relationships) have been acquired as part of the net assets of certain subsidiaries. These intangible assets were capitalised at their fair value at the date of acquisition. Determining the value of acquired intangibles required the calculation of estimated future cash flows expected to arise from the intangible assets at a suitable discount rate in order to calculate their present value. In addition, an estimate of the useful life of the intangible asset has to be made, over which period the cash flows were expected to be generated. The carrying amount of acquired intangibles at the reporting date was £7.2 million (note 12) (2014: £9.6 million).

IMPAIRMENT OF GOODWILL

Determining whether goodwill is impaired requires the estimation of the value in use of the cash-generating units to which goodwill has been allocated. The value in use calculation requires the entity to estimate future cash flows expected to arise from the cash-generating unit at a suitable discount rate in order to calculate the present value. Details of the impairment review and the sensitivities considered thereon are provided in note 12.

DEFERRED TAX ASSETS

The carrying value of deferred tax assets is dependent on sufficient taxable profits being generated in certain territories in future periods. The carrying amount of net deferred tax liabilities at the reporting date was £1.3 million (note 22) (2014: deferred tax liabilities £1.6 million). In addition, there were £8.0 million of deferred tax assets not recognised (2014: £4.8 million).

PROVISIONS FOR OTHER LIABILITIES AND CHARGES

Included within the statement of financial position are warranty provisions amounting to £0.2 million (2014: £0.3 million) and onerous property lease provisions of £0.5 million (2014: £0.3 million) (note 21). Management believe that the warranty provisions are adequate to cover the future risk of product warranty claims based on historic claims history applied to the current revenue levels.

The movement in the onerous property lease provision in the year relates to the creation of vacant property at the Vislink International Hemel Hempstead site arising from the restructure. This was offset by the release of a provision on the Gigawave acquired site which had its sublet agreement renewed in 2015. Property provisions have been made in respect of the vacated lease premises and represent the future liabilities associated with the property to the end of the lease, net of anticipated income from subletting. In the current economic environment we cannot be certain that this provision will be sufficient to cover the total future liabilities associated with the property and the requirement for provision will be reassessed annually. The total liability for future rent and rates on the vacated lease properties, excluding any potential benefit from subletting are £1.2 million over an aggregate period of six years for the Gigawave property and £1.0 million over an aggregate period of four years for the partially vacant Hemel Hempstead property.

F-33

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

4. CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS - (continued)

IMPAIRMENT OF TRADE RECEIVABLES

The carrying amount of trade receivables at the year end was £16.7 million (2014: £11.8 million), against which there was an impairment provision of £0.6 million (2014: £1.0 million) (note 15). Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. Older debts are considered to be impaired unless there is sufficient evidence to the contrary that they will be settled. Management believe that the provision is adequate to cover the risk of bad debts.

INVENTORY PROVISIONS

The carrying amount of inventory at the year end was £12.7 million (2014: £12.9 million) after a provision for excess and obsolete inventory of £5.5 million (2014: £4.8 million) (note 14). During the year £0.5 million of the provision was utilised following the scrapping and sale of obsolete inventory. Inventory write-downs of £nil were written back to the income statement on the sale of products against which provisions had previously been made. Such products have an estimated net realisable value that was below their cost hence the requirement for the provision.

SHARE BASED PAYMENTS

A number of accounting estimates and judgements are incorporated within the calculation of the charge to the income statement in respect of share based payments. These are described in more detail in note 23.

F-34

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING

The two markets in each of the divisions are Broadcast and Surveillance and Public Safety. As the divisions manage and control the markets directly, costs are shared across markets in certain divisions which means that any allocation of costs to markets would be arbitrary. The focus of management is to ensure that the appropriate material margins are being achieved in each market as a sub analysis of the divisional performance (note 2).

The segment information provided to the Board for the reportable continuing segments for the year ended 31 December 2015 is as follows:

Segmental reporting by division	Vislink Communication Systems £000	Pebble Beach Systems £000	Central £000	Total £000
Year ended 31 December 2015
Income statement:
Broadcast	39,265	10,949	—	50,214
Surveillance and Public Safety	7,597	—	—	7,597
Total revenue	46,862	10,949	—	57,811
Adjusted operating profit/(loss)	2,820	3,255	(1,354)	4,721
Amortisation and impairment of acquired intangibles	(985)	(1,419)	—	(2,404)
Non-recurring items	(2,872)	—	(199)	(3,071)
Finance costs	(489)	—	241	(248)
Finance income	2	78	(72)	8
(Loss)/profit before taxation	(1,524)	1,914	(1,384)	(994)
Taxation	289	(476)	278	91
(Loss)/profit for the year being (loss)/profit attributable to owners of the parent	(1,235)	1,438	(1,106)	(903)
Segment assets
Non-current assets	38,307	9,318	1,328	48,953
Current assets	29,064	5,050	584	34,698
Total assets	67,371	14,368	1,912	83,651
Total liabilities	14,862	5,558	8,779	29,199
Total net assets/(liabilities)	52,509	8,810	(6,867)	54,452
Other segment items
Capital expenditure	377	121	107	605
Capitalised development expenditure	3,217	365	—	3,582
Depreciation	640	99	22	761
Amortisation of intangibles	4,092	1,536	—	5,628

Central costs represent corporate expenses.

Segment assets include property, plant and equipment, goodwill, other intangibles, inventories, trade receivables and operating cash. Segment assets exclude inter-segment investments. Segment liabilities comprise operating liabilities, taxation and segmental provisions for liabilities and charges. Segmental liabilities also include amounts owed to other segments and Central.

F-35

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING - (continued)

Segmental capital expenditure comprises additions to property, plant and equipment. It excludes segmental additions resulting from acquisitions through business combinations.

Segmental reporting by division	Vislink Communication Systems £000	Pebble Beach Systems £000	Central £000	Total £000
Year ended 31 December 2014
Income statement – continuing business:
Broadcast	37,754	8,292	—	46,046
Surveillance and Public Safety	15,885	—	—	15,885
Total revenue	53,639	8,292	—	61,931
Adjusted operating profit/(loss)	5,938	3,298	(2,032)	7,204
Amortisation and impairment of acquired intangibles	(1,510)	(1,120)	—	(2,630)
Non-recurring items	(889)	—	1,827	938
Finance costs	(798)	—	629	(169)
Finance income	3	19	2	24
Profit before taxation	2,744	2,197	426	5,367
Taxation	(1,214)	(917)	508	(1,623)
Profit for the year being profit attributable to owners of the parent	1,530	1,280	934	3,744
Segment assets
Non-current assets (net of deferred tax liabilities)	36,058	10,331	(1,666)	44,723
Current assets	27,699	7,445	2,076	37,220
Total assets	63,757	17,776	410	81,943
Total liabilities	13,628	4,050	7,438	25,116
Total net assets/(liabilities)	50,129	13,726	(7,028)	56,827
Other segment items:
Capital expenditure	713	206	—	919
Capitalised development expenditure	3,499	148	—	3,647
Depreciation	731	70	85	886
Amortisation of intangibles	4,203	19	—	4,222

F-36

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

5. SEGMENTAL REPORTING - (continued)

GEOGRAPHIC EXTERNAL REVENUE ANALYSIS

The revenue analysis in the table below is based on the geographical location of the customer for each business unit.

	2015			2014
	Broadcast £000	Surveillance & Public Safety £000	Total £000	Broadcast £000	Surveillance & Public Safety £000	Total £000
By market:
UK	5,140	2,377	7,517	6,214	10,098	16,312
Rest of Europe	9,964	2,129	12,093	9,321	1,835	11,156
North America	15,579	2,892	18,471	15,027	3,555	18,582
Latin America	5,967	47	6,014	2,893	43	2,936
Middle East and Africa	7,370	28	7,398	5,432	68	5,500
Asia/Pacific	6,194	124	6,318	7,159	286	7,445
	50,214	7,597	57,811	46,046	15,885	61,931

Non-current assets, other than financial instruments and deferred tax, located in the UK are £31.9 million (2014: £33.6 million) and rest of world £12.6 million (2014: £12.7 million).

6. OPERATING (LOSS)/PROFIT

The following items have been included in arriving at the operating (loss)/profit for the continuing business:

	2015 £000	2014 £000
Depreciation of property, plant and equipment (note 13)	761	886
Amortisation and impairment of acquired intangibles (note 12)	2,404	2,130
Impairment of intangible assets	—	500
Operating lease rentals	247	205
Repairs and maintenance expenditure on property, plant and equipment	110	112
Exchange gains credited to profit and loss	(561)	(534)
Research and development expenditure expensed in the year which includes:	5,757	5,558
– Capitalisation of research and development expenditure (note 12)	(3,582)	(3,647)
– Amortisation of capitalised development costs (note 12)	3,224	2,092

F-37

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

6. OPERATING (LOSS)/PROFIT - (continued)

OTHER EXPENSES

Other expenses comprise:

	2015 £000	2014 £000
Amortisation and impairment of acquired intangibles	2,404	2,630
Non-recurring items	3,071	(938)
	5,475	1,692

NON-RECURRING ITEMS

The following items are excluded from management’s assessment of profit because by their nature they could distort the Group’s underlying quality of earnings. They are excluded to reflect performance in a consistent manner and are in line with how the business is managed and measured on a day-to-day basis:

	2015 £000	2014 £000
Rationalisation and redundancy costs	2,531	722
Onerous property commitments	341	—
Reduction in disputed creditor balance	—	(169)
Contractual disputes	—	167
Write back of deferred consideration un-earned	—	(2,000)
Acquisition related costs	199	270
Costs associated with the transfer to the Alternative Investment Market (AIM)	—	72
	3,071	(938)

The Group has incurred rationalisation and redundancy costs of £2,531,000 in the year (2014: £722,000) in relation to the restructuring within Vislink Communication Systems.

In 2015 the Group incurred £341,000 of costs in relation to onerous property commitments as part of the restructuring of Vislink Communication Systems.

The Group incurred £199,000 of acquisition related costs during 2015 (2014: £224,000 acquisition costs in relation to the acquisition of Pebble Beach Systems Limited and also incurred £46,000 of costs associated with an aborted acquisition).

An on-going creditor dispute was resolved during 2014, resulting in a £169,000 reduction in the payable amount. The agreed revised settlement figure was paid in 2015.

In 2014 there was a £2,000,000 release of deferred consideration owing to the vendors of Amplifier Technology Limited as a result of the failure to meet target revenues.

In 2014 an ongoing contractual dispute was resolved and a final settlement figure of £167,000 was agreed and paid. During 2014 the Group incurred costs of £72,000 in relation to the move to AIM.

F-38

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

7. DIRECTORS AND EMPLOYEES

Staff costs during the year for the continuing business were as follows:

	2015 £000	2014 £000
Wages and salaries	14,837	15,362
Social security costs	1,906	1,992
Other pension costs – defined contribution plans (note 26)	562	545
Share based payments (note 23)	403	500
	17,708	18,399

The monthly average number of employees employed by the Group during the year was as follows:

	2015 Number	2014 Number
Average monthly number of employees
Broadcast sales and marketing	60	53
Surveillance and Public Safety sales and marketing	2	5
Services	2	4
Technology	88	85
Logistics	66	91
Projects and support	23	20
General and Admin	39	43
	280	301

The average number of employees has been calculated on a pro rata basis from the date of disposal or acquisition of subsidiaries and businesses. The average number of employees includes directors with service contracts. The total number of employees at 31 December 2015 was 268 (2014: 296).

Key management compensation for the continuing business:

	2015 Number	2014 Number
Short term employee benefits – including salaries, social security costs and non-monetary benefits	2,236	2,568
Post-employment benefits – defined contribution pension plans	204	159
Share-based payments (note 23)	399	500
	2,839	3,227

The analysis of key management compensation above includes Executive Directors. Key management is defined as the senior management teams in each of the business units of the Group.

F-39

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

8. FINANCE COSTS — NET

	2015 £000	2014 £000
Finance costs	248	169
Finance income	(8)	(24)
Finance costs – net	240	145

Finance costs represent interest payable on bank borrowings.

Finance income is derived from cash held on deposit.

9. INCOME TAX (CREDIT)/EXPENSE

A) ANALYSIS OF THE TAX (CREDIT)/CHARGE IN YEAR

	2015 £000	2014 £000
Current tax
UK corporation tax	160	585
Foreign tax – current year	182	74
Adjustments in respect of prior years	(34)	—
Total current tax	308	659
Deferred tax
UK corporation tax	188	112
Impact of change in tax rate	(117)	—
Foreign tax	(613)	837
Adjustments in respect of prior years	143	15
Total deferred tax	(399)	964
Total taxation	(91)	1,623

F-40

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

9. INCOME TAX (CREDIT)/EXPENSE - (continued)

B) FACTORS AFFECTING TAX (CREDIT)/CHARGE FOR YEAR

The (credit)/charge for the year can be reconciled to the (loss)/profit in the income statement as follows:

	2015 £000	2014 £000
(Loss)/profit before tax on continuing operations	(994)	5,367
Tax at the UK corporation tax rate of 20.25% (2014: 21.5%)	(201)	1,154
Adjustments in respect of prior years	109	15
Permanent differences	523	347
Enhanced R&D tax relief	(485)	(390)
Deferred consideration not taxable	—	(430)
Underwater share options	108	—
Current year losses not recognised	428	1,117
Brought forward losses used in the year	(12)	—
Additional losses now recognised	(200)	(36)
Effect of changes in UK tax rate	(117)	(40)
Effects of different tax rates of subsidiaries operating in other jurisdictions	(244)	(114)
Total taxation	(91)	1,623

The standard rate of corporation tax in the UK changed from 21 per cent to 20 per cent with effect from 1 April 2015. Accordingly, the Company’s profits for this accounting year are taxed at an effective rate of 20.25 per cent.

10. DIVIDENDS AND RETURNS TO SHAREHOLDERS

	2015 £000	2014 £000
Final dividend paid of 1.50 pence per share (2014: 1.25 pence per share)	1,830	1,473

The directors are proposing a final dividend in respect of the financial year ending 31 December 2015 of 1.50 pence per share which will absorb an estimated £1.8 million of shareholders’ funds. It will be paid on 18 July 2016 to shareholders who are on the register of members on 24 June 2016.

11. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year.

For diluted earnings per share the weighted average number of ordinary shares in issue is adjusted to assume conversion of all dilutive potential ordinary shares. The dilutive shares are those share options granted to employees where the exercise price is less than the average market price of the Company’s ordinary shares during the year.

F-41

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

11. EARNINGS PER SHARE - (continued)

Reconciliation of the earnings and weighted average number of shares used in the calculations are set out below.

	2015			2014
	Earnings £000	Weighted average number of shares 000s	Earnings per share pence	Earnings £000	Weighted average number of shares 000s	Earnings per share pence
Basic (loss)/earnings per share
(Loss)/profit attributable to ordinary shareholders	(903)	121,910	(0.7)	3,744	117,797	3.2
Basic (loss)/earnings per share	(903)	121,910	(0.7)	3,744	117,797	3.2
Diluted (loss)/earnings per share
(Loss)/profit attributable to ordinary shareholders	(903)	124,694	(0.7)	3,744	120,250	3.1
Diluted (loss)/earnings per share	(903)	124,694	(0.7)	3,744	120,250	3.1

ADJUSTED EARNINGS

The directors believe that adjusted operating profit, adjusted profit before tax, adjusted earnings and adjusted earnings per share provide additional useful information on underlying trends to shareholders. These measures are used by management for internal performance analysis and incentive compensation arrangements. The term “adjusted” is not a defined term under IFRS and may not therefore be comparable with similarly titled profit measurements reported by other companies. The principal adjustments are made in respect of the amortisation of acquired intangibles and non-recurring items and their related tax effects.

The reconciliation between reported and underlying earnings and basic earnings per share is shown below:

	£000	2015 Pence	£000	2014 Pence
Reported (loss)/earnings per share	(903)	(0.7)	3,744	3.2
Amortisation of acquired intangibles after tax	2,188	1.7	2,209	1.9
Non-recurring items after tax	2,449	2.0	(1,093)	(1.0)
Adjusted earnings per share	3,734	3.0	4,860	4.1

F-42

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

12. INTANGIBLE ASSETS

	Goodwill £000	Acquired customer relationships £000	Acquired intellectual property £000	Acquired brands £000	Capitalised development costs £000	Total £000
Cost
At 1 January 2014	37,027	12,504	5,089	1,687	17,970	74,277
Additions	—	—	—	—	3,647	3,647
Additions from acquisition of business	3,218	4,494	3,350	—	—	11,062
Exchange adjustment	588	402	—	39	653	1,682
At 1 January 2015	40,833	17,400	8,439	1,726	22,270	90,668
Additions	99	—	—	—	3,582	3,681
Disposals	—	—	(61)	—	—	(61)
Exchange adjustment	560	93	—	38	676	1,367
At 31 December 2015	41,492	17,493	8,378	1,764	26,528	95,655
Accumulated amortisation
At 1 January 2014	15,443	10,908	3,872	620	10,401	41,244
Charge for the year – continuing business	—	976	985	169	2,092	4,222
Impairment charge	500	—	—	—	—	500
Exchange adjustment	258	402	—	23	336	1,019
At 1 January 2015	16,201	12,286	4,857	812	12,829	46,985
Charge for the year – continuing business	—	1,134	1,096	174	3,224	5,628
Exchange adjustment	244	95	—	28	384	751
At 31 December 2015	16,445	13,515	5,953	1,014	16,437	53,364
Net book value
At 31 December 2015	25,047	3,978	2,425	750	10,091	42,291
At 31 December 2014	24,632	5,114	3,582	914	9,441	43,683
At 1 January 2014	21,584	1,596	1,217	1,067	7,569	33,033

The estimated useful life for the intellectual property and customer relationships acquired with the business of Pebble Beach Systems has been determined to be five years and six years respectively based on the expected future cash flows that they would generate in arriving at their fair value. The fair value of the intellectual property acquired on the acquisition of Pebble Beach Systems was £3.4 million and the fair value of the customer relationships acquired was £4.5 million.

The remaining net book value of IP, brands and customer relationships were acquired with the businesses of Gigawave, Amplifier Technology and PMR and are associated with the Broadcast and Surveillance and Public Safety markets. The estimated useful lives had been determined to be between five and ten years based on the expected future cash flows that they would generate in arriving at their fair value.

F-43

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

12. INTANGIBLE ASSETS - (continued)

The amortisation of development costs is included in research and development expenses in the Consolidated Income Statement. Within development costs there are £11.8 million (2014: £9.8 million) of fully written down assets that are still in use.

The amortisation of customer relationships, brands and intellectual property are all charged to other expenses in the Consolidated Income Statement and are referred to as the amortisation of acquired intangibles.

IMPAIRMENT TEST FOR CASH GENERATING UNITS CONTAINING GOODWILL

Historical goodwill acquired in business combinations was allocated, at acquisition, to the cash-generating units (CGUs) that were expected to benefit from those business combinations, being the markets that the Group serves, namely Broadcast, Surveillance and Public Safety, Amplifier Technology Limited and Pebble Beach Systems Limited.

In accordance with the requirements of IAS 36 “Impairment of assets”, goodwill is required to be tested for impairment on an annual basis, with reference to the value of the cash-generating units in question. The goodwill relating to the Surveillance and Public Safety market was fully written down in 2010. The Group acquired Amplifier Technology in 2013 which is a separate CGU and Pebble Beach Systems in 2014 which is also a separate CGU, therefore impairment reviews have been undertaken in respect of the Broadcast market, Amplifier Technology and Pebble Beach Systems. The carrying value of goodwill at 31 December 2015 is £25.0 million (2014: £24.6 million) consisting of £20.6 million for the Broadcast market (2014: £20.3 million), £1.1 million for Amplifier Technology (2014: £1.1 million) and £3.3 million for Pebble Beach Systems (2014: £3.2 million).

The carrying value of all CGUs (including goodwill) have been assessed with reference to value in use over a projected period of four years with a terminal value. This reflects projected cash flows based on actual operating results and approved budget, strategic plans and management projections.

The key assumptions on which the value in use calculations are based relate to business performance over the next four years, long term growth rates beyond 2015 and the discount rate applied.

The cash flow projections have been discounted to present value using the Group’s pre-tax weighted average cost of capital, which has been calculated on a consistent basis using the capital asset pricing model to determine cost of equity and debt. This has resulted in a pre-tax discount rate of 14.6 per cent (2014: 13.0 per cent), which has been used for the purpose of the impairment test. In respect of the Broadcast market, Amplifier Technology and Pebble Beach Systems the value in use was found to be higher than the carrying value, hence no impairment is necessary.

Our impairment test for Amplifier Technology CGU indicated headroom of £0.4m. A reduction of 16.1 per cent in overall cash flows, or an increase in the discount rate by 2.3 per cent would cause the carrying value to equal the recoverable amount.

Our impairment test for the Broadcast CGU indicated headroom of £17.0 million. A reduction of 36.4 per cent in overall cash flows, or an increase in the discount rate by 5.1 per cent would cause the carrying value to equal the recoverable amount.

For Pebble Beach Systems Limited, any reasonable movement in the assumptions used in the impairment tests would not result in any impairment.

F-44

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

13. PROPERTY, PLANT AND EQUIPMENT

	Freehold land and buildings £000	Leasehold improvements, fixtures and fittings £000	Plant, tools, test and computer equipment £000	Total £000
Cost
At 1 January 2014	907	1,441	8,501	10,849
Additions	73	287	559	919
Additions from acquisition of business	32	144	281	457
Disposals	—	—	(102)	(102)
Exchange adjustment	27	48	1,693	1,768
At 1 January 2015	1,039	1,920	10,932	13,891
Additions	7	24	574	605
Disposals	(508)	—	(366)	(874)
Exchange adjustment	11	48	550	609
At 31 December 2015	549	1,992	11,690	14,231
Accumulated depreciation
At 1 January 2014	245	1,135	7,039	8,419
Charge for the year – continuing business	37	115	734	886
Additions from acquisition of business	14	102	179	295
Disposals	—	—	(101)	(101)
Exchange adjustment	9	33	1,685	1,727
At 1 January 2015	305	1,385	9,536	11,226
Charge for the year – continuing business	22	124	615	761
Disposals	(169)	—	(366)	(535)
Exchange adjustment	2	35	541	578
At 31 December 2015	160	1,544	10,326	12,030
Net book value
At 31 December 2015	389	448	1,364	2,201
At 31 December 2014	734	535	1,396	2,665
At 1 January 2014	662	306	1,462	2,430

14. INVENTORIES

	2015 £000	2014 £000
Raw materials and consumables	7,678	4,410
Work in progress	414	880
Finished goods and goods for resale	4,604	7,594
	12,696	12,884

F-45

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

14. INVENTORIES - (continued)

During the year the Group consumed £25.8 million (2014: £31.9 million) of inventories and credited £nil (2014: £nil) to the income statement in respect of inventory write downs. Inventory write downs are written back on the sale of products against which provisions have previously been made. Such products have a net realisable value that is below their cost hence the requirement for the provision.

15. TRADE AND OTHER RECEIVABLES

	2015 £000	2014 £000
Current:
Trade receivables	16,749	11,802
Less: provision for impairment	(643)	(962)
Trade receivables – net	16,106	10,840
Amounts recoverable on contracts	—	3,867
Other receivables	43	169
Prepayments and accrued income	2,602	1,080
	18,751	15,956

In determining the recoverability of a trade receivable the Group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the reporting date. The concentration of credit risk is limited due to the customer base being large and unrelated to each other.

Trade receivables that are less than three months past due are not considered impaired unless there are specific financial or commercial reasons that lead management to conclude that the customer will default. At 31 December 2015 trade receivables of £4.2 million (2014: £6.1 million) were past due but not impaired. The credit quality of the Group’s customers is good, being a combination of large broadcast stations (public and private), government agencies and departments. Controls within Group companies are in place to ensure that appropriate credit limits are in place. The overdue amounts relate to customers with no history of default. The ageing of these receivables is as follows:

	2015 £000	2014 £000
Up to three months	2,197	4,559
Three to six months	803	866
Over six months	1,228	635
	4,228	6,060

At 31 December 2015 trade receivables of £0.6 million (2014: £1.0 million) were impaired and provided for in whole or in part. The provision of £0.6 million (2014: £1.0 million) is set against specific customer debts. In general, customer debts that are considered impaired are as a result of contractual disputes rather than as a result of customer cash flow difficulties, although some specific customers in the US, for which the debts have been provided in full, have filed for relief from their creditors under Chapter 11 in the United States. The ageing of these receivables is as follows:

	2015 £000	2014 £000
Over six months	643	1,026
	643	1,026

F-46

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

15. TRADE AND OTHER RECEIVABLES - (continued)

The gross amounts of the Group’s trade receivables are denominated in the following currencies:

	2015 £000	2014 £000
Pounds sterling	7,857	5,760
US dollars	8,299	6,004
Euros	593	38
	16,749	11,802

Movements on the Group provision for impairment of trade receivables are as follows:

	2015 £000	2014 £000
At 1 January	962	752
Provision for receivable impairment	16	411
Receivables written off during the year as uncollectable	(349)	(134)
Receivables previously provided that were recovered in full or part	—	(184)
Transfer on acquisition of business	—	115
Exchange adjustment	14	2
At 31 December	643	962

Amounts charged to the allowance account are generally written off, when there is no expectation of recovering additional cash.

The other classes within trade and other receivables do not contain impaired assets.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable mentioned above. The Group does not hold any collateral as security.

16. CASH AND CASH EQUIVALENTS

	2015 £000	2014 £000
Cash and bank balances	3,251	8,380
Cash and cash equivalents at 31 December	3,251	8,380

The credit quality of the cash and cash equivalents that are not impaired can be assessed by reference to the external credit ratings of the banks where the deposits are held.

Credit rating (S&P)	2015 £000	2014 £000
A-1+	1,183	1,107
A-1	1,943	6,113
A-2	120	1,129
A-3	—	31
B	5	—
Total	3,251	8,380

F-47

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

16. CASH AND CASH EQUIVALENTS - (continued)

Reconciliation of (decrease)/increase in cash and cash equivalents to movement in net cash:

	2015			2014
	Cash and cash equivalents £000	Other borrowings £000	Total net cash £000	Cash and cash equivalents £000	Other borrowings £000	Total net cash £000
At 1 January	8,380	(8,000)	380	3,705	—	3,705
Cash flow for the year before financing and acquisition of subsidiary	(4,346)	—	(4,346)	3,187	—	3,187
Proceeds on issue of shares	—	—	—	2,000	—	2,000
Purchase of subsidiary	—	—	—	(13,092)	—	(13,092)
Cash acquired from subsidiary	—	—	—	6,089	—	6,089
Movement in borrowings in the year	1,000	(1,000)	—	8,000	(8,000)	—
Dividend paid	(1,830)	—	(1,830)	(1,473)	—	(1,473)
Exchange rate adjustments	47	—	47	(36)	—	(36)
Cash and cash equivalents at 31 December	3,251	(9,000)	(5,749)	8,380	(8,000)	380

17. TRADE AND OTHER PAYABLES

	2015 £000	2014 £000
Payments received on account	1,778	1,033
Trade payables	7,984	8,589
Accruals and deferred income	3,489	5,361
Other taxes and social security costs	303	827
	13,554	15,810

18. CURRENT TAX LIABILITIES

	2015 £000	2014 £000
UK corporation tax	45	691
Foreign corporation tax	194	56
Current tax liabilities	239	747

F-48

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

19. FINANCIAL LIABILITIES — BORROWINGS

	2015 £000	2014 £000
Non-current:
Bank loans (secured)	—	2,400
Current:
Bank loans (secured)	9,000	5,600

BANK BORROWING FACILITIES

On 30 June 2015 the Group restructured its existing debt facilities and replaced the original £7.0 million Revolving Credit Facility (RCF) and £3.0 million term loan with a £10.0 million RCF. On 26 November 2015 the Group extended its RCF to £15.0 million to provide greater flexibility. As at 31 December 2015 £9.0 million of the facility had been utilised. The RCF is committed until November 2018.

The Group overdraft facility expires within one year and is therefore subject to review during 2016 in the normal course of business. At 31 December 2015 the Group had a gross bank overdraft facility of £2.0 million, and a net limit of £1.0 million. Interest on the overdraft facility is charged at 2.75 per cent over base rate.

All bank facilities are secured by fixed and floating charges over the Group’s assets and by cross-guarantees between the Company and certain UK and US subsidiaries.

Prudent liquidity risk management implies maintaining sufficient cash and available funding through an adequate amount of committed credit facilities. Due to the dynamic nature of the underlying businesses, Group treasury aims to maintain flexibility in funding by keeping committed credit lines available.

The Group does not use interest rate swaps to manage its exposure to interest rate movements on its bank borrowings. The effective interest rates at the balance sheet dates were as follows:

	2015	2014
Bank overdraft	3.25%	3.25%
Bank borrowings	2.40%	2.40%

The Group held net debt at 31 December 2015 of £5.7 million (2014: net cash of £0.4 million) and the Group was not utilising the available net overdraft facility.

F-49

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

20. FINANCIAL INSTRUMENTS

Numerical financial instrument disclosures are set out below. Additional disclosures are set out in the accounting policies (note 2).

FINANCIAL INSTRUMENTS BY CATEGORY

	2015 Loans and receivables £000	2014 Loans and receivables £000
Assets as per statement of financial position at 31 December
Trade and other receivables excluding prepayments and accrued income	16,149	14,876
Cash and cash equivalents	3,251	8,380
Total	19,400	23,256

There are no financial assets that are pledged as collateral for liabilities or contingent liabilities.

	2015 Other financial liabilities at amortised cost £000	2014 Other financial liabilities at amortised cost £000
Liabilities as per statement of financial position at 31 December
Trade and other payables excluding payments received on account and social security liabilities	11,473	13,950
Borrowings	9,000	8,000
Total	20,473	21,950

21. PROVISIONS FOR OTHER LIABILITIES AND CHARGES

	Warranty provisions £000	Property provisions £000	Total £000
At 1 January 2015	270	288	558
Additional provision in the year	—	216	216
Utilisation of provision	(87)	—	(87)
Foreign exchange	5	—	5
At 31 December 2015	188	504	692

Provisions have been analysed between current and non current as follows:

	2015 £000	2014 £000
Current	272	280
Non-current	420	278
At 31 December	692	558

Warranty provisions are made in respect of the expected future warranty costs in certain businesses based on historical actual costs. Warranty periods on products are generally between one and two years. Other than a warranty provision of £0.1 million (2014: £0.1 million) all provisions are denominated in sterling. The warranty provision is reassessed annually based on the warranty claim experience of the previous 12 months relative to the aggregate outstanding warranty period at the year end.

F-50

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

21. PROVISIONS FOR OTHER LIABILITIES AND CHARGES - (continued)

The onerous property provision movement in the year relates to the creation of a vacant property provision at the Vislink International Hemel Hempstead site, arising following the restructure. This was offset by a release of a provision on the Gigawave acquired site which had its sublet agreement renewed in 2015. This movement is not discounted.

22. DEFERRED TAXATION

Deferred tax is calculated in full on temporary differences under the liability method using a tax rate appropriate to the country in which the deferred tax liability or asset has arisen. Deferred tax assets have been recognised in respect of all tax losses and other temporary differences to the extent that they are regarded as more likely than not to be recoverable against future profits.

No deferred tax is recognised on unremitted earnings of overseas subsidiaries. As the earnings are continually reinvested by the Group, no tax is expected to be payable on them in the foreseeable future.

From 1 April 2015 the corporation tax rate was 20 per cent, from 1 April 2017 will be 19 per cent and from 1 April 2020 was expected to be 18 per cent, the 2017 and 2020 rates were substantively enacted on 26 October 2015. The corporation tax rate is now expected to fall to 17% from 1 April 2020 but this has not yet been substantively enacted, hence deferred tax assets and liabilities are calculated at 18%, in so far as they relate to the UK.

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax liabilities
At 1 January 2015	2,283	3,055	—	—	5,338
Charge to profit or loss	131	50	—	—	181
Exchange adjustment	111	84	—	—	195
At 31 December 2015	2,525	3,189	—	—	5,714

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax assets
At 1 January 2015	—	—	2,371	1,341	3,712
(Credit)/charge to profit or loss	—	—	(163)	743	580
Exchange adjustment	—	—	79	90	169
At 31 December 2015	—	—	2,287	2,174	4,461

F-51

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

22. DEFERRED TAXATION - (continued)

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax liabilities
At 1 January 2014	1,632	1,521	—	—	3,153
Acquired during the year	16	1,591	—	—	1,607
Charge/(credit) to profit or loss	538	(136)	—	—	402
Reclassification to deferred tax assets	(27)	—	—	—	(27)
Exchange adjustment	124	79	—	—	203
At 31 December 2014	2,283	3,055	—	—	5,338

	Accelerated tax depreciation £000	Intangible assets £000	Losses £000	Other £000	Total £000
Deferred tax assets
At 1 January 2014	27	—	2,740	1,383	4,150
Charge to profit or loss	—	—	(451)	(111)	(562)
Reclassification from deferred tax liabilities	(27)	—	—	—	(27)
Exchange adjustment	—	—	82	69	151
At 31 December 2014	—	—	2,371	1,341	3,712

The movement on net deferred tax (liability)/asset in the year was:

	2015 £000	2014 £000
Net deferred tax (liability)/asset at 1 January	(1,626)	997
Credited/(charged) in the year – continuing business	399	(964)
Acquisition of a business	—	(1,607)
Exchange adjustment	(26)	(52)
Net deferred tax liability at 31 December	(1,253)	(1,626)

Certain deferred tax assets have not been recognised where they are not probable of recovery:

	2015 £000	2014 £000
Losses	8,021	4,172
Unutilised ACT	—	584
	8,021	4,756

F-52

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES

	Number ’000s	2015 £000	Number ’000s	2014 £000
Ordinary shares of 2.5 pence each at 31 December
Authorised	200,000	5,000	200,000	5,000
Allotted and fully paid
At 1 January	122,603	3,066	113,902	2,848
Share issues	—	—	8,701	218
At 31 December	122,603	3,066	122,603	3,066

POTENTIAL ISSUE OF SHARES

The Group has the following share based payment schemes:

A) EXECUTIVE SHARE OPTION SCHEMES

Executive share options are granted at a fixed exercise price equal to the market price of the shares under option at the date of grant. The contractual life of an option is ten years. Awards are at the discretion of the Remuneration Committee. Options will become exercisable on the third anniversary of the date of grant. Exercise of an option is subject to continued employment. There are no performance criteria attached to the options granted in 2006, 2007 and 2012.

2,896,000 executive options were granted during 2015 (2014: nil). These options all have performance criteria attached.

Certain senior executives hold options to subscribe for shares in the Company at prices ranging from 29.0 pence to 86.3 pence under the share option schemes approved by shareholders.

The number of shares subject to options and the exercise prices are:

Date of grant	Exercise price		Exercise period	2015 Number ’000s	2014 Number ’000s
13 April 2006	53.5	p	13/04/09 – 12/04/16	54	120
27 April 2007	86.3	p	27/04/10 – 26/04/17	50	50
29 March 2012	29.0	p	29/03/15 – 28/03/22	100	450
14 May 2015	54.0	p	01/04/18 – 13/05/25	2,090	—
25 June 2015	59.5	p	25/06/18 – 24/06/25	726	—
30 September 2015	40.9	p	30/09/18 – 29/09/25	80	—
				3,100	620

F-53

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES - (continued)

A reconciliation of executive option movements over the year is shown below:

	Number ’000s	2015 Weighted average exercise price		Number ’000s	2014 Weighted average exercise price
Outstanding at beginning of year	620	38.4	p	1,124	31.8	p
Forfeited during the year	(66)	53.5	p	(124)	30.1	p
Lapsed during the year	—	—		(34)	34.5	p
Exercised during the year	(350)	29.0	p	(346)	20.4	p
Issued during the year	2,896	55.0	p	—	—
Outstanding at the end of the year	3,100	54.7	p	620	38.4	p
Exercisable at the end of the year	204	49.5	p	170	63.1	p

350,000 options were exercised in 2015 (2014: 345,580), some of these options were cash settled and the cash cost has been debited to reserves. The options outstanding at 31 December 2015 had a weighted average exercise price of 54.7 pence (2014: 38.4 pence) and a weighted average remaining contractual life of 9.0 years (2014: 5.7 years).

Expected volatility was determined by calculating the historical volatility of the Group’s share price over the previous three years. The risk-free rate of return is the yield on zero coupon UK government bonds of a term consistent with the assumed option life.

B) LONG TERM INCENTIVE PLAN (LTIP)

Options have been granted as nil cost options under this scheme. The options granted under this scheme are generally exercisable at the end of the performance period and for seven years thereafter. Awards under this scheme are reserved for employees at senior management level and above. If an employee leaves the employment of the Group, a proportion of his award may be deemed to have vested, subject to satisfying any performance conditions and at the discretion of the Remuneration Committee.

Awards under the LTIP scheme are subject to performance criteria, the scales relating to which will be determined annually by the Remuneration Committee. Details of the performance criteria are disclosed in the Remuneration Report.

No new LTIP options were granted during the year.

The number of shares subject to LTIP options and the exercise prices are:

Date of grant	Share price at award date		Vesting date	2015 Number ’000s	2014 Number ’000s
28 March 2012	29.5	p	28 March 2015	2,200	2,200
15 December 2012	26.0	p	15 December 2015	404	404
12 November 2013	48.5	p	12 November 2016	3,481	3,550
03 June 2014	45.1	p	03 June 2017	600	600
				6,685	6,754

F-54

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

23. ORDINARY SHARES - (continued)

A reconciliation of LTIP option movements over the year is shown below:

	Number ’000s	2015 Weighted average exercise price		Number ’000s	2014 Weighted average exercise price
Outstanding at beginning of year	6,754	40.6	p	6,804	39.8	p
Lapsed during the year	—	—		(650)	39.7	p
Forfeited during the year	(69)	48.5	p	—	—
Granted	—	—		600	45.1	p
Outstanding at the end of the year	6,685	40.6	p	6,754	40.6	p

There were 2,604,000 LTIP options that were exercisable at the end of the year (2014: nil).

The weighted average contractual life remaining on the LTIP options outstanding at 31 December 2015 is 7.5 years (2014: 8.5 years).

C) SHARE OPTIONS — VALUE OF EMPLOYEE SERVICES

The Group recognised total expenses of £403,330 (2014: £500,448) related to equity-settled share based payment transactions in the income statement in the year.

24. CASH FLOW GENERATED FROM OPERATING ACTIVITIES

Reconciliation of (loss)/profit before taxation to net cash flows from operating activities.

	2015 £000	2014 £000
(Loss)/profit before tax	(994)	5,367
Depreciation of property, plant and equipment	761	886
Acquisition related costs	—	224
Write back of deferred consideration unearned	—	(2,000)
Amortisation of development costs	3,224	2,092
Amortisation and impairment of acquired intangibles	2,404	2,630
Share based payment expense	(43)	500
Finance income	(8)	(24)
Finance costs	248	169
Decrease/(increase) in inventories	557	(1,268)
Increase in trade and other receivables	(2,411)	(2,233)
(Decrease)/increase in trade and other payables	(3,261)	1,807
Increase/(decrease) in provisions	128	(151)
Net cash generated from operating activities	605	7,999

F-55

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

25. CONTINGENT LIABILITIES AND COMMITMENTS

The aggregate future minimum lease payments due under non-cancelable operating leases are as follows:

	2015 Land and buildings £000	2015 Other £000	2014 Land and buildings £000	2014 Other £000
Not later than one year	888	16	939	15
Later than one year and not later than five years	3,229	28	4,204	41
Later than five years	197	—	619	—
	4,314	44	5,762	56

The Group leases a number of office and factory premises under operating leases of periods between five and ten years. None of these leases contain contingent rentals. Other leases comprise leases for office equipment. During the year £0.2 million (2014: £0.2 million) of operating lease payments were recognised in the consolidated income statement.

26. PENSIONS

DEFINED CONTRIBUTION PLANS

The Group currently operates a Group Personal Pension Plan and funds are invested with Standard Life plc. UK employees are entitled to join the plan to which the Company contributes varying amounts subject to status. In addition the Group operates a stakeholder pension scheme in the UK. In the US, the Group contributes to a 401K plan on behalf of employees up to US$2,500 (£1,545) per employee. The total Group pension charge for the year was £0.6 million (2014: £0.5 million).

The Group has no unfunded pension liabilities.

27. RELATED PARTY TRANSACTIONS

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note.

Key management includes directors (executive and non-executive), members of the senior management, the Company Secretary and the head of Internal Audit. The compensation paid or payable to key management for employee services is disclosed in note 7.

Pebble Beach Systems Limited, a wholly owned subsidiary of Vislink Group Holdings Limited, leases a property (Unit 12 Horizon Business Village) owned by Denton Trust of which Ian Cockett, Peter Hajittofi and Julian Hepworth, directors of Pebble Beach Systems Limited are trustees along with Paul Hatcher, an employee of Pebble Beach Systems Limited. The rent was £95,000 per annum for the year to December 2015 but was increased to £105,000 per annum with effect from 1 January 2016. Pebble Beach Systems Limited also lease (for £65,000 per annum) a second property (Unit 15 Horizon Business Village) also owned by Denton Trust of which Ian Cockett, Peter Hajittofi and Julian Hepworth, directors of Pebble Beach Systems Limited, are trustees along with Paul Hatcher, an employee of Pebble Beach Systems Limited.

Included within accruals is an accrual for £18,000 for consultancy work carried out by Maximum Clarity, a company in which John Varney, a non-executive director of the company has a controlling interest (2014: £nil).

F-56

VISLINK PLC

FINANCIAL STATEMENTS FOR THE TWELVE MONTHS
ENDED 31 DECEMBER 2015 AND 31 DECEMBER 2014

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2015

27. RELATED PARTY TRANSACTIONS - (continued)

The subsidiaries of the Group which are unlisted unless otherwise indicated, are shown below.

The following subsidiaries are included in the Group’s consolidated results.

	Proportion of ordinary shares held by the Group	Principal activity	Country of incorporation and operation	Registered office
Vislink Group Holdings Limited*	83.3%	Management holding company	UK	Hungerford England
Vislink International Limited (incorporating the business of Advent Communications, Link Research and Gigawave)	100%	Design and manufacture of wireless camera systems satellite uplink and downlink equipment	UK	Hungerford England
Vislink, Inc. (Incorporating the businesses of Microwave Radio Communications, Pacific Microwave Research and Western Technical Services)	100%	Design and manufacture of microwave radio transmission equipment	USA	Delaware USA
Amplifier Technology Limited	100%	Design and manufacture of amplifiers	UK	Hungerford England
Pebble Beach Systems Limited	100%	Software service video capture and playout provider for the broadcast industry	UK	Weybridge England
Pebble Broadcast Systems, Inc.	100%	Software service video capture and playout provider for the broadcast industry	USA	Colorado USA
Vislink Holdings Limited	100%	Management holding company	UK	Hungerford England
Continental Microwave Limited	100%	Broadcast transmission systems integration and project management	UK	Hungerford England
Vislink Holdings, Inc.	100%	Management holding company	USA	Delaware USA
Vislink Technology Limited	100%	Dormant Company**	UK	Hungerford England
Link Research Limited	100%	Dormant Company**	UK	Hungerford England
Vislink Communications Limited	100%	Dormant Company**	UK	Hungerford England
Advent Communications Limited	100%	Dormant Company**	UK	Hungerford England
Multipoint Communications Limited	100%	Dormant Company**	UK	Hungerford England
Vislink Limited	100%	Dormant Company**	UK	Hungerford England
Gigawave Limited	100%	Dormant Company**	UK	Hungerford England
Vislink (Singapore) Pte Limited	100%	Dormant Company**	SGP	Singapore

*	Owned directly by the Company

**	Unaudited

F-57

1,666,672 Shares of

Common Stock

xG Technology, Inc.

PROSPECTUS

The date of this prospectus is        , 2016

PART II— INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$73.41
Accounting fees and expenses	7,500
Legal fees and expense	5,000
Miscellaneous Expenses	5,000
Total	$17,573

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholder. The selling stockholder, however, will pay any other expenses incurred in selling the Common Stock, including any brokerage commissions or costs of sale.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we are currently party to with each of our directors and executive officers, agreements which we may enter into in the future or pursuant to a vote of stockholders or directors. Delaware law and our certificate of incorporation also grant the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

II-1

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

II-2

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on December 8, 2016.

xG TECHNOLOGY, INC.

By:	/s/ George Schmitt
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ George Schmitt	Chief Executive Officer and Director and Chairman of the Board	December 8, 2016
George Schmitt	(Principal Executive Officer)

/s/ Roger G. Branton	Chief Financial Officer	December 8, 2016
Roger G. Branton	(Principal Financial and Accounting Officer)

/s/ John Coleman	Director	December 8, 2016
John Coleman

/s/ Richard L. Mooers	Director	December 8, 2016
Richard L. Mooers

/s/ Gary Cuccio	Director	December 8, 2016
Gary Cuccio

/s/ Raymond M. Sidney	Director	December 8, 2016
Raymond M. Sidney

/s/ Kenneth Hoffman	Director	December 8, 2016
Kenneth Hoffman

/s/ James T. Conway	Director	December 8, 2016
James T. Conway

II-4

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Series D Convertible Preferred Stock (3)
5.1**	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1	Asset Purchase Agreement dated January 29, 2016 (1)
10.2	Initial Payment Note dated January 29, 2016 (1)
10.3	Deferred Payment Note dated January 29, 2016 (1)
10.4	Asset Purchase Modification Agreement dated April 15, 2016 (2)
23.1*	Consent of Marcum LLP
23.2*	Consent of Friedman LLP
23.3*	Consent of Marcum LLP
23.4*	Consent of Pricewaterhouse Coopers LLP
23.5**	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature pages to the registration statement)

* Filed herewith

** Previously filed

(1)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on February 3, 2016.
(2)	Filed as an Exhibit on Current Report on Form 8-K/A with the SEC on April 18, 2016.
(3)	Filed as an Exhibit on Current Report on Form 8-K with the SEC on April 27, 2016.